As filed with the Securities and Exchange Commission on ___________________.

                       Commission File Number: 333-112830
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                FORM SB-2/A-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MONGOLIAN EXPLORATIONS LTD.
                 (Name of small business issuer in its charter)

        NEVADA                         1090                      EIN No. Pending
----------------------        -------------------------         ----------------
(State or jurisdiction           (Primary Standard              (I.R.S. Employer
  of incorporation or         Industrial Classification          Identification
     organization)                  Code Number)                    Number)


                 Ivan Bebek, President, 750 West Pender Street,
              Suite 1605, Vancouver, British Columbia, Canada, V6C
                 2T8 - Phone: (604) 351-1694 (Name, Address and
                Telephone Number of principal, executive offices)

       Lori Ann Y. Fujioka, Esq., Trimble Tate Nulan Evans & Holden, P.C.,
                         1660 Lincoln Street, Suite 2750
                 Denver, Colorado 80264 - Phone: (303) 839-1572
      (Name, address and telephone number of agent for service of process)


Approximate date of commencement of proposed sale to the public: As soon as practicable after _______________________________.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|


THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 10.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH                              PROPOSED                        PROPOSED
CLASS OF                     AMOUNT         MAXIMUM                        MAXIMUM
SECURITIES                 OF SHARES       OFFERING        AGGREGATE      AMOUNT OF
TO BE                        TO BE         PRICE PER       OFFERING      REGISTRATION
REGISTERED                 REGISTERED      SHARE (1)       PRICE (2)         FEE (2)
----------                 ----------     -----------    ------------    -----------
Common Stock               6,000,000      $0.05           $300,000        $126.70

Common Stock by
Selling Shareholders       3,350,000      $0.05           $167,500        $     0

---------
(1) The offering price has been arbitrarily determined by Mongolian Explorations Ltd. (the "Company") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

                                   PROSPECTUS
                                   ----------

                           MONGOLIAN EXPLORATIONS LTD.
                             SHARES OF COMMON STOCK
         NO MINIMUM TO 6,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC




INVESTING IN THE  COMPANY'S  COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.   SEE
"RISK FACTORS" BEGINNING AT PAGE 9. PLEASE READ THIS PROSPECTUS CAREFULLY


Prior to this offering, there has been no public trading market for the common stock. Mongolian Explorations Ltd. (the "Company") common stock is presently not traded on any market or securities exchange.


The Company is registering up to 6,000,000 shares of common stock at an offering price of $0.05 per share, on a best efforts basis, no minimum, 6,000,000 shares maximum. There is no escrow account. The Company will immediately use all money received from the offering and there will be no refunds. The offering will be for a maximum period of 90 days from _______________ and may be extended for an additional 90 days if the Company so chooses to do so.


The following table sets forth the information for the shares which we are offering:


                       Offering Price       Commission      Proceeds To Company3
                       --------------       ----------      --------------------
      Per Share            $0.05               Nil                 $0.05
        Total             $300,000             Nil                $300,000


1. There is no minimum number of shares that must be sold in this offering. As such, there is no assurance that the Company will achieve the proceeds level described in the above table.


2. The shares are being offered by the Company through its sole officer and director and without the use of an underwriter.


3. Does not include, filing, printing, legal, accounting, mineral licenses, exploration costs, and other expenses of approximately $150,000 which the Company must pay in connection with this offering, if all shares are sold.

4.

             The date of this prospectus is ________________________

                                   PROSPECTUS
                                   ----------


                           MONGOLIAN EXPLORATIONS LTD.
                             SHARES OF COMMON STOCK
       3,350,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9. PLEASE READ THIS PROSPECTUS CAREFULLY.

In conjunction with the Company's registration and offering of 6,000,000 shares of common stock, the existing shareholders of the Company are selling 3,350,000 shares at an offering price of $0.05 per share for the duration of the offering, on a best efforts basis, no minimum, 3,350,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from _________________ and may be extended for an additional 90 days if the Company so chooses to do so.


The following table sets forth the information for the shares which are being offered by the selling shareholders of the Company. We do not receive a commission or any proceeds from the sale of any shares held by the selling shareholders:

                     Offering Price        Commission        Proceeds To Company
                     --------------        ----------        -------------------
      Per Share          $0.05                Nil                    $0.0
        Total           $167,500              Nil                    $0.0

1.   Although  there are  3,350,000  shares of common  stock  being  sold by the
     selling   shareholders,   2,000,000   of  the   shares   are   held  by  an
     officer/director of the Company and are subject to Rule 144 restrictions.

2. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The selling shareholders are selling their shares at a fixed price of $0.05 per share for the duration of the offering.

The common stock being offered involves a high degree of risk. See "Risk Factors" beginning on page 9 for a discussion of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


             The date of this prospectus is ________________________

                                Table Of Contents

                                                                            PAGE
                                                                            ----

SUMMARY OF PROSPECTUS                                                         8

RISK FACTORS                                                                  10

USE OF PROCEEDS                                                               18

DETERMINATION OF OFFERING PRICE                                               20

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                 20

SELLING SECURITY HOLDERS                                                      22

PLAN OF DISTRIBUTION                                                          23

LEGAL PROCEEDINGS                                                             25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                28

DESCRIPTION OF SECURITIES                                                     30

INTEREST OF NAMED EXPERTS AND COUNSEL                                         31

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                    31

ORGANIZATION WITHIN LAST FIVE YEARS                                           32

DESCRIPTION OF BUSINESS                                                       33

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     37

DESCRIPTION OF PROPERTY                                                       42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                50

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      51

EXECUTIVE COMPENSATION                                                        52

FINANCIAL STATEMENTS                                                          54

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE                                           77

LEGAL MATTERS                                                                 77

                      DEALER PROSPECTUS DELIVERY OBLIGATION


"Until ___________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."


Dealers are obligated to deliver a prospectus even after our registration statement has been filed but prior to the expiration of the 90-day period after ___________________ or prior to the expiration after the first date upon which our shares were bona fide offered to the public by us after ___________________, whichever is later.

                              SUMMARY OF PROSPECTUS
                              ---------------------

The Company
-----------
Mongolian Explorations Ltd. (the "Company") was incorporated on August 25, 2003, under the laws of the State of Nevada. Our principal office is located at Suite 1605 - 750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T8. Our telephone number is (604) 351-1694. Our fiscal year is December 31.

We currently have no commercial operations or employees, own no business assets, mineral properties or real estate, and as a result we must be considered to be in our developmental and pre-exploration stage. We were formed to pursue mineral exploration and develop business opportunities. In the event that such endeavors prove to be unsuccessful, we will continue to pursue other mineral exploration activities which the Company deems to be in its best interests. We do not consider our company to be a "blank check company" as defined in Securities Act Rule 419(a)(2)(i)-(ii), as we have a specific business plan and purpose.

Business Summary
----------------
We are currently conducting mineral exploration activities in the country of Mongolia in order to assess whether certain claims possess exploitable commercial and precious mineral reserves. Precious minerals is a general term used for gold, silver and platinum group of minerals. Base minerals are any of the more common and chemically active minerals such as copper, lead and zinc. These minerals are often the principle minerals in the creation of steal alloys and high tech equipment. Commercial minerals refers to minerals that are used for construction, which include sulphur, marble and decorative granite.

We are in the business of mineral exploration. We have only recently commenced mineral exploration activities. We obtained options to acquire a 100% interest in two mineral licenses located in Mongolia from Ton Fei Fred Tham and Associates (hereinafter "Tham"); the Undershil Aimag ("Altan") property on September 1, 2003, and the Ovorkhangai Aimag property on November 25, 2003. We are presently undertaking preliminary exploration work to search for economic mineralization on these claims.

We have commenced an initial stage of exploration on the Altan mineral property license. See Exhibit 99.1. We have also commenced a fact finding mission on the Ovorkhangai mineral property license. See Exhibit 99.2. We intend to complete this initial stage of exploration on the Altan and Ovorkhangai licenses. We will assess whether to undertake further stages of exploration programs based on the recommendations of geological reports and based on our ability to finance further exploration. Our proposed exploration program is designed to explore for commercially exploitable deposits of precious, base and commercial minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of precious and/or commercial minerals on these mineral claims. By predecessor, we mean that there have not been any previous persons or company that have discovered any commercially exploitable reserves. We are a pre-exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Concurrent Offering by Selling Shareholders
-------------------------------------------
A group of selling shareholders are endeavoring to sell their shares of common stock at the same time we are conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 100%. The price at which the selling shareholders offer their shares is a fixed price of $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock. We will not receive any proceeds from the sale of the common stock by the selling shareholders. Further, there are no costs of the concurrent offering by shareholders to be borne by the company.

The Offering - Following is a brief summary of this offering:
------------
Securities Being Offered                          Up  to  6,000,000   shares  of
                                                  common    stock    (authorized
                                                  25,000,000)  with par value of
                                                  $0.001 per share.

Offering Price Per Share by Company and Selling   $0.05 for  the duration of the
Shareholders                                      offering

Common Stock Being Offered by Selling             3,350,000
Shareholders

Common Stock Outstanding Prior to Offering        3,350,000

Common Stock Outstanding After the Offering       9,350,000 (if maximum sold)

Minimum Number of Shares                          None
To Be Sold in This Offering

Use of Proceeds                                   If all of the  Shares  offered
                                                  hereby   are  sold,   the  net
                                                  proceeds to the  Company  will
                                                  be   approximately    $150,000
                                                  after   taking  into   account
                                                  offering  expenses  payable by
                                                  the Company, including filing,
                                                  printing,  legal,  accounting,
                                                  mineral licenses,  exploration
                                                  costs,   and  other  expenses,
                                                  estimated  at  $150,000.   See
                                                  "USE OF PROCEEDS".

Offering Period The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an
                                                  additional 90 days.

Financial Highlights
--------------------

As at December 31, 2003, and as at March 31, 2004, the Company's latest financial statements included with this prospectus is summarized below. See "Financial Statements" for more detail.


                      December 31, 2003 Audited (1)   March 31, 2004 (Unaudited)
                      -----------------------------   --------------------------
Cash                                  $ 75,989                  71,512
Total Assets                            75,989                  71,512
Total Liabilities                      168,766                 175,566
Working Capital (Deficiency)           (92,777)               (104,054)
Share Capital                           35,200                  35,200
Retained Earnings (Deficit)*          (127,977)               (139,254)
Shareholders' Equity (Deficiency)      (92,777)               (104,054)
Revenue                                      0                       0
Expenses*                             (127,977)               (139,254)

     (1)* Attributed from inception due to no revenue to offset expenses related to the creation and operation of the business; including professional fees, and the process of acquiring and exploration of the Company's optioned mineral claims.


     The Company has sufficient funds to complete the initial phase of exploration on its mineral claims. Should we decide to proceed with further exploration based on the results of this initial phase of exploration, we will require additional financing in order to pay for the expense of additional exploration of mineral claims.


                                  RISK FACTORS
                                  ------------

An investment in our Company's common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings the Company may make with the United States Securities and Exchange Commission in the future before investing in the Company's common stock. If any of the following risks occur, the Company's business, operating results and financial condition could be seriously harmed. The trading price of the Company's common stock could decline due to any of these risks, and you may lose all or part of your investment.

Auditor's Going Concern
-----------------------

Our auditor's report on our 2003 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers and directors may be unable or unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $300,000 from our offering, we may be required to suspend or cease exploration activity within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue its exploration activity. See "Financial Statements, Notes to Financial Statements, Note 1 - Nature and Continuance of Operations."

1. THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN -

We incurred an accumulative net loss of ($127,977) for the period from inception to December 31, 2003, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Risks Related To Our Financial Condition
----------------------------------------

2. IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

Our current operating funds are adequate to complete the initial phase of exploration for our mineral licenses. As of December 31, 2003, the Company had cash in the amount of $75,989. Although we lack a source of income, we have undertaken the initial phase of exploration on the Mongolian claims, but are also looking for other mineral licenses. Our business plan calls for significant expenses in connection with looking for additional mineral property license acquisitions; the exploration of its mineral licenses; and the development of these mineral licenses if exploration indicates that its mineral license possesses commercially exploitable mineral reserves. While we have sufficient funds to carry out the initial phases of the recommended exploration programs on the Altan and the Ovorkhangai property mineral licenses, the Company will require additional financing in order to complete a more extensive exploration program in additional phases if warranted by geological recommendations. We will also require additional financing if the costs of the exploration of its optioned mineral licenses are greater than anticipated. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Altan and the Ovorkhangai property mineral licenses into commercial production. Further, we will require additional financing to sustain business operations if we are not successful in earning revenues once exploration is complete. Currently we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for precious and commercial minerals, investor acceptance of our mineral licenses, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."

3. BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

We have just begun the initial stages of exploration of our mineral licenses, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on August 25, 2003 and to date have been involved primarily in organizational activities, the acquisition of the option to acquire the Altan as well as the Ovorkhangai property mineral licenses, obtaining a geological report on our mineral licenses and initiating the first phase of exploration. Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We may not guarantee we will be successful in generating revenue in the future. As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the loss of your investment.

4. IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND/OR PAY ANNUAL FEES, OUR MINERAL CLAIMS WILL LAPSE AND BE LOST -

We must complete mineral exploration work on our Altan as well as Ovorkhangai property licenses; file and submit any geological data obtained from the licenses with the Mongolian mining regulatory authorities regarding the work completed; and pay annual license fees on claims. If we do not conduct any mineral exploration on our claims or make the required payments, then our licenses will lapse and we will lose all interest in these Mongolian mineral licenses. The expiration dates of the mineral claims are currently August 27, 2005 for Altan and November 7, 2006 for Ovorkhangai. The Licensee holder has the right to obtain two extensions of the term of an exploration license for two (2) years each, upon fulfilling the terms and conditions of the Mineral Laws of Mongolia. If we continue to honor the Option Agreements, the License holder will endeavor to apply for the appropriate extensions for the respective licenses. See Exhibits 10.1 and 10.2.

5. BECAUSE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY -

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenue from the exploration of mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable or unsuccessful at addressing these risks, there is a high probability that our business will fail. We will go out of business, which will result in the loss of your entire investment.

6. BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND WHICH WILL CAUSE US TO GO OUT OF BUSINESS, AND RESULT IN THE LOSS OF YOUR INVESTMENT -

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain commercially exploitable reserves of minerals. Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In addition, there is always the risk that a planned exploration program may cost more to complete than budgeted. These factors may cause us to be unable to complete our business plan. We will go out of business if we are unable to earn revenue, which will result in the loss of your investment.

7. BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS -

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such possible liabilities may have a material adverse effect on our financial position. We do not have any insurance that would cover these potential liabilities, as no such insurance exists.

8. BECAUSE OUR MINERAL EXPLORATION IS BASED IN A FOREIGN COUNTRY, THERE ARE INHERENT RISKS ASSOCIATED WITH OPERATING IN A FOREIGN COUNTRY -

The Altan and Ovorkhangai properties mineral licenses are both located in Outer Mongolia. As such, there may be political instability. The potential for injuries associated with mining exploration could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

9. BECAUSE ACCESS TO THE COMPANY'S OPTIONED MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION EFFORTS -

Access to the Altan and Ovorkhangai properties' mineral licenses will be restricted during certain times of the year due to inclement weather in the area. The Altan and Ovorkhangai properties' mineral licenses are located in

Outer Mongolia. The Ovorkhangai property is characterized by a desert type landscape. The Altan property lies within the Mongolian Highland, which represents the transitional zone between the Hangai-Hently Mountains and the Gobi Lowlands. The territory consists of gently rolling plains with scattered remnant hills and wide valleys between topographic highs. Elevations range from 1000-1400 meters above sea level. The climate is semi-arid.

Risks Related To Our Market and Strategy
----------------------------------------

10. IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND THE BUSINESS WILL FAIL -

Our success is largely dependent upon our ability to hire highly qualified personnel. This is particularly true in a highly technical business such as mineral exploration. These individuals may be in high demand and we may not be able to attract the necessary personnel. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our inability to hire key personnel when needed may have a significant negative impact on our business.

11. BECAUSE THE SOLE EXECUTIVE OFFICER DOES NOT HAVE TECHNICAL TRAINING OR EXPERIENCE FOR, STARTING, AND OPERATING A MINE, WE WILL BE REQUIRED TO HIRE QUALIFIED PERSONNEL. IF WE CANNOT LOCATE QUALIFIED PERSONNEL, WE MAY BE REQUIRED TO SUSPEND OR CEASE EXPLORATION ACTIVITY WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

Although one of the two directors is a geologist with mining experience, our sole executive officer, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. In addition, he lacks technical training and experience with exploring for, starting and operating a mine. As a result, we may not be fully aware of many of the specific requirements necessary to complete planned exploration programs and may make decisions and choices that do not take into account standard engineering or managerial approaches that are commonly used by mineral exploration companies. Consequently, our exploration, operations, earnings, and ultimate financial success could suffer irreparable harm due to certain of management's lack of experience in this industry. As a result, we may be required to suspend or cease exploration activity, which will result in the loss of your investment. See "Directors, Executive Officers, Promoters and Control Persons."

12. BECAUSE OUR DIRECTORS AND SOLE OFFICER HAVE OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO OUR EXPLORATION ACTIVITY; OUR EXPLORATION ACTIVITY MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION OR BUSINESS FAILURE -

Our directors and sole executive officer provide their services on a part-time basis. Both directors and sole officer of the Company, provide their services on a part-time basis averaging approximately 5 hours per week for one director and approximately 20 hours per week for the other director/sole officer. Because our directors and sole officer have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic and occur at times which are convenient to our directors and officers. The directors may pursue other business activities, provided that these other activities do not interfere with their obligations to us. If the demands of the Company's business require the full business time of the executive officer, he is prepared to adjust his timetable to devote more time to the Company's business. However, there can be no assurance that the sole executive officer will be able to devote sufficient time to the management of the Company's business, as and when needed. There may be other interrelationships between the officers and directors of the Company that create conflicts of interest that might be detrimental to the Company.


13. TITLE TO THE PROPERTIES DO NOT TRANSFER TO US UNTIL WE FULFILL ALL OF OUR EXPLORATION OBLIGATIONS

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. Title to our property has not been transferred to us. Title to our property is recorded in the name of Ton Fei Fred Tham & Associates. Title to the property will not transfer to us unless and until we fulfill all of our obligations pursuant to the option agreements which we have executed with Ton Fei Fred Tham & Associates. Our due diligence indicates Ton Fei Fred Tham & Associates have good and marketable title. Further, we have seen the licenses and property descriptions issued by the Mongolian government to Ton Fei Fred Tham & Associates. However, as stated previously, if we are unable to meet our obligations, Tham will not transfer title to us.


14. BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, IN ALL PROBABILITY OUR PROPERTY DOES NOT CONTAIN ANY RESERVES, AND ANY FUNDS SPENT ON EXPLORATION WILL BE LOST -

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability, our property does not contain any reserves, and any funds spent on exploration will be lost. Without ore reserves we cannot generate income and if we cannot generate income, we will be required to cease exploration activity In the event we cease operations, we will continue to explore other mining properties in Mongolia and throughout the world and seek to obtain option agreements with another company. We have no plans to or have not entered into any negotiations, understandings or agreements to acquire or be acquired by another company.

15. BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR EXPLORATION AND AS A RESULT, MAY NOT FIND A BODY OF ORE. WITHOUT AN ORE BODY, WE CANNOT GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT -

Because we are small and do not have much capital, we must limit our exploration. Because we may be required to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without a body of ore, we will not be able to generate any revenue and you will lose your investment.

Risks Related To Legal Uncertainty
----------------------------------

16. OUR BUSINESS MAY BE NEGATIVELY  AFFECTED IF THE COMPANY  BECOMES  SUBJECT TO
BURDEENSOME   GOVERNMENT  REGULATIONS  SUCH  AS  EXPROPRIATION  OR  OTHER  LEGAL
UNCERTAINTIES SUCH AS WAR OR CIVIL DISTURBANCE IN MONGOLIA -

There are several governmental regulations that materially restrict the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for, and limit our ability to generate revenue. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as of yet been applied. These new laws may increase the Company's cost of doing business within Mongolia which overall, may affect the financial condition of our company and ultimately harm operating results.

Further, other factors which may impact our business and negatively affect us are:

o Expropriation: The Mongolian government owns all minerals under the subsurface and grants the minerals for exclusive use. However, at any given time, the government of Mongolia may decide to nationalize all of the government's assets as they see fit.

o Eminent Domain: The Mongolian government may exercise their authority through eminent domain and condemn or breach mineral license contracts, thereby invalidating the mineral license.

o War and Civil Disturbance: Politically-motivated acts of war or civil disobedience, including revolution, insurrection, coups d'etat, sabotage, and terrorism within Mongolia may adversely affect our business. If such acts were to occur, we may not be able to gain physical access to our properties within Mongolia.

Although we have stated several factors which may negatively affect us, on July 1st, 1997, the Mongolian Parliament adopted the new Minerals Law of Mongolia, to ensure that investments in the country's mining sector would be internationally competitive. The Minerals Law provides for fully transparent processing of exploration and mining license applications and guarantees secure tenure and transfer rights for license holders. The adoption of the new Minerals Law and growing international recognition of Mongolia's favorable geological setting, have resulted in an influx of both large and small international mining companies pursuing mineral exploration and mining opportunities in Mongolia.

Risks Related To This Offering
------------------------------

17. BECAUSE THERE IS NO MARKET FOR OUR SHARES AND NONE IS LIKELY, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES -

Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market will develop, or if developed, that it will continue. We plan to apply for listing of our common stock on the NASD Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, the Company cannot provide investors with any assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

18. IF A MARKET FOR OUR COMMON STOCK DEVELOPS, THE STOCK PRICE MAY BE VOLATILE -

If a market develops, we anticipate the market price of our common stock to be subject to wide fluctuations in response to several factors including:

(1)  actual or anticipated variations in the Company's results of operations;

(2)  the Company's ability or inability to generate new revenues;

(3)  increased competition; and

(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD Over the Counter Bulletin Board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or international currency fluctuations may adversely affect the market price of our common stock.


19. EVEN IF A MARKET FOR OUR COMMON STOCK DEVELOPS, YOU MAY NOT BE ABLE TO BUY OR SELL OUR STOCK AT WILL AND MAY LOSE YOUR ENTIRE INVESTMENT -

We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company but can make no assurances that we will apply for listing. In the event we apply for listing as a bulletin board traded company, our stock could be known as "penny stocks" which are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. The U.S. Securities and Exchange Commission ("SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

20. BECAUSE OUR COMPANY'S PRESIDENT CURRENTLY OWNS 60% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS -

Our President and director, owns approximately 60% of the issued and outstanding shares of common stock. If he sells all of his shares, he will own 0% of the outstanding shares. However, if he does not sell any of his shares and we are able to sell all 6,000,000 shares from the primary offering, our president will own 21% of the outstanding shares. Accordingly, although his share ownership may decrease, he will still have a significant influence in determining the current outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on business time and the ability of him to continue to manage the business, in terms of the amount of time he is able to devote to the Company. By this we simply mean that because Mr. Bebek is already employed full-time with International Barytex Resources in Vancouver, British Columbia, Canada, the amount of time Mr. Bebek is able to dedicate to our company may be limited and is dependent upon his work schedule at International Barytex Resources.

21. BECAUSE OUR COMPANY'S PRESIDENT/DIRECTOR IS OFFERING ALL OF HIS SHARES FOR SALE IN THIS OFFERING, INVESTORS MAY FIND FUTURE CHANGES IN MANAGEMENT CONTRARY TO THEIR INTERESTS -


Our President and director, owns approximately 60% of the issued and outstanding shares of the common stock and is also selling all of his shares in the Company. As such, if all or a portion of his shares are sold in this offering, his employment with the Company may change, depending upon the number of shares he is able to sell. There is a possibility that he may not wish to be a part of the Company as the president or a director if he is able to sell all of his shares, and thus a change in management may occur.

General Overall Risks Related to Investing in Our Company
---------------------------------------------------------


22. BECAUSE WE ARE A PRE-EXPLORATION AND DEVELOPMENT STAGE COMPANY, WE DO NOT NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE -


We do not anticipate paying dividends on our Common Stock in the foreseeable future but we plan to retain earnings, if any, for the operation, growth, and expansion of our business.


23. BECAUSE OUR MINING OPERATIONS ARE IN A FOREIGN COUNTRY, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION WHICH MAY ADVERSELY AFFECT OUR COMPANY -


Our mining operations make it subject to foreign currency fluctuation and such fluctuation may adversely affect our financial position and results. Management will undertake to hedge currency risks by negotiating its joint venture agreement cash receipts in U.S. dollars. There can be no assurance that steps taken by management to address foreign currency fluctuations will eliminate all adverse effects and accordingly, we may suffer losses. Such fluctuations may also influence future contribution margins.


24. OUR SOLE OFFICER, DIRECTORS AND CURRENT SHAREHOLDERS OF OUR COMPANY ARE ALL NON-RESIDENTS OF THE UNITED STATES AND THUS MAY BE A CAUSE FOR CONCERN REGARDING THE FUTURE OF THE COMPANY AND ITS GENERAL DIRECTION -


Our sole officer and the directors of the Company, as well as all of the current shareholders are non-residents of the United States. Accordingly, investors in this offering may not feel comfortable investing in a company whose management is outside of the country and may be uneasy regarding the future stability of the company. There can be no assurance management will be run by residents of the United States.

Forward-Looking Statements
--------------------------
This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned mining exploration and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to continue mining exploration on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in conditions in our business, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of development and maintenance, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.


                                 USE OF PROCEEDS
                                 ---------------

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

                                          If 25% of        If 50% of       If 75% of        If 100% of
                                        Shares Sold      Shares Sold      Shares Sold      Shares Sold
                                        -----------      -----------      -----------      -----------
GROSS PROCEEDS FROM THIS OFFERING          75,000          150,000          225,000          300,000
---------------------------------

Less:  OFFERING EXPENSES
------------------------
Legal and Accounting                        6,250           25,000           25,000           25,000
SEC Filing Fee and Blue Sky Fees              127              127              127              127
Printing                                    1,000            1,000            1,000            1,000
Transfer Agent                              3,000            3,000            3,000            3,000
                                          ----------------------------------------------------------
                                           10,377           29,127           29,127           29,127
                                          ----------------------------------------------------------

                                       18

Less: ADMINISTRATION EXPENSES
-----------------------------
Consultant and Management Fees              2,000            2,000            2,000            2,000
Office, Stationery, Telephone               2,000            2,000            2,000            2,000
Travel/Lodging/Entertainment                2,849           11,396           11,396           11,396
                                          ----------------------------------------------------------
                                            6,849           15,396           15,396           15,396

Less:  PRE-EXPLORATION EXPENSES
-------------------------------
Altan Property Work Program (1)            26,444           26,444           26,444           26,444
Ovorkhangai Property Work Program (2)      20,000           55,000          110,000          110,000
Annual Mineral Claim License Fee           10,000           10,000           10,000           10,000
                                          ----------------------------------------------------------
                                           56,444           91,444          146,444          146,444
                                          ----------------------------------------------------------

Less:  Repayment of Promissory Notes(3)         0                0                0          107,410
---------------------------------------   ----------------------------------------------------------
Working Capital(4)                          1,330           14,033           34,033            1,623
------------------                        ----------------------------------------------------------

(1) Altan Property Work Program - Phase 2 and the balance from Phase 1 work program. Altan option requires the issuance of 150,000 shares. See "Summary."


(2) Ovorkhangai Property Work Program Phase 2 and 3. Due to the inclement weather and frozen land, we were unable to expend the $10,000, however, as of the date of this registration statement, we are currently doing work on the property, which we anticipate will total $24,500 and not $10,000.

(3) The total amount of promissory notes is $157,410, however $50,000 of the repayment of the notes will be taken from the Company's cash balance. ONLY IF we sell all of the shares from this current offering. Accordingly, the remaining $107,410 of repayment of the promissory notes will be used from the proceeds of this offering, if all shares are sold. Therefore, if all shares are sold in the primary offering, all promissory notes will be repaid from the company's cash balance and the proceeds from this offering.
     Note: The loans do not bear interest and without fixed terms of repayment. These shareholders will accept repayments from the Company when money is available and/or conversion of debt for shares of common stock of the Company. As of the date of this registration statement, the loans have not been repaid.


(4) Even if we are unable to sell any shares in this offering, we anticipate being able to operate for the next 12 months based on the Company's cash balance as at April 13, 2004. However, if all shares are sold, we are able to repay all promissory notes and still have $1,623 for working capital.

     Exploration expenditures include cost of data compilation, geophysical testing, mapping, core drilling and testing samples. We are not going to spend any more sums of money or implement our exploration program until this offering is completed.

We cannot be more specific about the application of funds for exploration purposes because we do not know what we will find. If we attempted to be too specific, each time an event occurred that would change our allocation, we would be forced to amend this registration statement. We believe that process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would be required to spend money for more legal fees which could be spent on exploration. However, if we should decide to reallocate our uses of proceeds, and such reallocation is deemed material, this registration statement, regardless of the amount of time and cost it would take, will be amended to reflect the material change(s).


The Company has allocated money for its initial exploration expenses. We are required to expend a total of $485,000 on exploration on the Altan and Ovorkhangai Mongolian licenses by the end of 2006. The Company believes that the initial exploration work program - Phase 1 will cost up to $20,000; $10,000 for the Altan property by December 31, 2003, of which $8556 has already been spent and $10,000 for the Ovorkhangai property to be completed by February 28, 2004.


The net proceeds from offerings that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments. The company is currently not in arrears of interest, or principal payment on borrowing, nor is the company in default on any debt covenants at the present time or during the most recently completed financial statements. The company is not subject to any unsatisfied judgments, liens, or settlement obligations.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the 6,000,000 common shares being offered on a "direct participation" basis has been arbitrarily determined and bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Additionally, because we have no operating history and have not generated any revenue to date, the price of the shares is not based on past earnings.


Dividend Policy
---------------
We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.


                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
                  ---------------------------------------------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.


As of December 31, 2003, the net tangible book value of our shares of common stock was ($92,777), or $0.00 per share based upon 3,350,000 shares outstanding.

Upon completion of this offering, in the event 6,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $152,700, or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.016 per share.

Upon completion of this offering, in the event 4,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $77,700, or approximately $0.010 per share. The net tangible book value of the shares held by our existing stockholders will be decreased by ($0.001) per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.010 per share.

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $2,700, or approximately $0.00 per share. The net tangible book value of the shares held by our existing stockholders will be decreased by ($0.011) per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00 per share.

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be ($72,300), or approximately $0.00 per share. The net tangible book value of the shares held by our existing stockholders will be decreased by ($0.011) per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00 per share.


    Net Tangible Book Value per Share for current shareholders:

         $0.001   x     2,700,000    shares                      $2,700
         $0.050   x       650,000    shares                     $32,500
         --------------------------------------------------------------
         $0.011   x     3,350,000    shares                     $35,200

Shares issued for options 650,000 shares at $0.05 per share affect net tangible asset


After completion of this offering, if 6,000,000 shares are sold, you will own approximately 64% of the total number of shares then outstanding shares for which you will have made a cash investment of $300,000, or $0.05 per share. Our existing stockholders will own approximately 36% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.003 per share.

After completion of this offering, if 4,500,000 shares are sold, you will own approximately 57% of the total number of shares then outstanding shares for which you will have made a cash investment of $225,000, or $0.05 per share. Our existing stockholders will own approximately 43% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.004 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 47% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 53% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.005 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 31% of the total number of shares then outstanding shares for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 69% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.007 per share.

------------------------------------------------------------------------------------------------------------------------------------
                                                                       25% of           50% of           75% of           100% of
                                                                    Shares Sold      Shares Sold      Shares Sold       Shares Sold
                                                                         If               If               If               If
                                                                     1,500,000        3,000,000        4,500,000        6,000,000
                                                                    Shares Sold      Shares Sold      Shares Sold      Shares Sold
------------------------------------------------------------------------------------------------------------------------------------
Founder Shares at $0.001/sh                                           2,700,000        2,700,000        2,700,000        2,700,000
------------------------------------------------------------------------------------------------------------------------------------
Shares Issued for Mineral Licenses                                      650,000          650,000          650,000          650,000
------------------------------------------------------------------------------------------------------------------------------------
Shares Sold This Offering at $0.05/sh                                 1,500,000        3,000,000        4,500,000        6,000,000
------------------------------------------------------------------------------------------------------------------------------------
Total Shares Issued                                                   4,850,000        6,350,000        7,850,000        9,350,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Equity Raised from Founders                                               2,700            2,700            2,700            2,700
------------------------------------------------------------------------------------------------------------------------------------
Equity from Shares Issued for Mineral Licenses                           32,500           32,500           32,500           32,500
------------------------------------------------------------------------------------------------------------------------------------
Equity Raised from this Offering                                         75,000          150,000          225,000          300,000
------------------------------------------------------------------------------------------------------------------------------------
Less Offering Exp, Initial Work Program, Mineral                       (182,500)        (182,500)        (182,500)        (182,500)
License(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Net Tangible Asset                                                  $   (72,300)     $     2,700      $    77,700      $   152,700
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Price per Share
------------------------------------------------------------------------------------------------------------------------------------
Net Tangible Book Value per Share                                   $     0.000            0.000      $     0.010      $     0.016
------------------------------------------------------------------------------------------------------------------------------------
Increase/(Decrease) in Book Value to Present                        $    (0.011)     $    (0.011)     $    (0.001)     $     0.005
Shareholders
------------------------------------------------------------------------------------------------------------------------------------
(Decrease) in Book Value to New Shareholders                        $    (0.050)     $    (0.050)     $    (0.040)     $    (0.034)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
New Shareholders Ownership of Total Shares Issued                            31%              47%              57%              64%
------------------------------------------------------------------------------------------------------------------------------------
Present Shareholders Ownership of Total Shares Issued                        69%              53%              43%              36%
------------------------------------------------------------------------------------------------------------------------------------

(1)  See Part II - Item 25 "Other Expenses of Issuance and Distribution

(2)  The offering expenses, initial work program and mineral license expense have partially been incurred and will be fully incurred by the time this offering closes.


                            SELLING SECURITY HOLDERS
                            ------------------------


The following table sets forth information as of December 31, 2003, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

The percentages determined in these calculations are based upon 3,350,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after the public offering:

------------------------------------------------------------------------------------------------------------------------------------
                                                    Ownership
                                                     Before                         Ownership                 Ownership
                                                  Offering and                         After                    After      % After
                                                    Number of                       Offering If               Offering   Offering If
                                                  Shares Being  Average   % Before  None of the                If All     All Shares
 Name and Address of Beneficial Owners of         Offered for    Price    Offering  Shares Are    % After   Shares Are     Are Sold
               Common Stock                           Sale     per Share     (3)        Sold     Offering       Sold        (4)
------------------------------------------------------------------------------------------------------------------------------------
Ivan Bebek, Director, President,
Secretary, Treasurer(1)(2)
2020 Bellevue Avenue #2006
West Vancouver, B.C., Canada, V7V 1B8               2,000,000    $0.001      60%     2,000,000       21%          0           0%
Resident of Canada
------------------------------------------------------------------------------------------------------------------------------------
Ton Fei Fred Tham and Associates
4323 West 12th Avenue,
Vancouver, B.C., Canada, V6R 2P9                     650,000     $0.050      19%      650,000        7%           0           0%
Resident of Canada
------------------------------------------------------------------------------------------------------------------------------------
Khulan Choilon
Chingeltei duureg, baga toiruu, 4 r horoo,17r
bair,9 toot., Ulaanbaatar, Mongolia.                 350,000     $0.001     10.5%     350,000        4%           0           0%
Resident of Mongolia
------------------------------------------------------------------------------------------------------------------------------------
Timursukh Oidov
Bayanzurkh Borol, 15th Micro District, Building
#11, Apartment #30, Ulaanbaatar, Mongolia            350,000     $0.001     10.5%     350,000        4%           0           0%
Resident of Mongolia
------------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Bebek's shares are subject to Rule 144 restrictions and he is the only shareholder that is an officer and director.

(2)  Mr. Thomson is not a shareholder but is a director.

(3)  Based on 3,350,000 common shares outstanding prior to the primary offering.

(4) Based on 9,350,000 common shares outstanding if all shares are sold in the primary offering.

o Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.


                              PLAN OF DISTRIBUTION
                              --------------------


We are offering 6,000,000 shares on a self-underwritten basis. The offering price is $0.05 per share for the duration of the offering.

A group of selling shareholders are endeavoring to sell their shares of common stock at the same time we are conducting this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 100% based upon 3,350,000 of our common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.


We will sell the shares only through Ivan Bebek, our president and a director. Mr. Bebek will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker/-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs
     (a)(4)(i) or (a)(4)(iii).

Mr. Bebek is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Bebek has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Bebek ceased being a "broker" in January 2002 and did not become an officer/director of our Company until over a year and a half later, in August 2003. Pursuant to Canadian securities regulations, Mr. Bebek must be employed and insured by a licensed Canadian brokerage house in order to be employed as a broker. As such, as stated earlier, Mr. Bebek is not a "broker" and has not been a "broker" since January 2002.

Because of his position as director and sole officer of the Company, Mr. Bebek's obligation and responsibility remain first and foremost with this Company. As such, Mr. Bebek will be engaged in selling our shares first and if and only if all of the Company's shares are sold will Mr. Bebek engage in selling his shares.

Mr. Greg Thomson, the other director of our Company, is not selling any shares in this offering and has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

We intend to sell our shares outside of the United States of America only.

Offering Period and Expiration Date
-----------------------------------
This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing
--------------------------
If   you decide to subscribe for any shares in this offering, you must

     1.   Execute and deliver a subscription agreement

     2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks for  subscriptions  must be made payable to  "MONGOLIAN  EXPLORATIONS
LTD."

Right to Reject Subscriptions
-----------------------------
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


                                LEGAL PROCEEDINGS
                                -----------------

We are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated by any party.

Ivan Bebek, president of our company, is currently involved in a lawsuit in the Supreme Court of British Columbia, where he is listed as one of five defendants which stems from his former employer, IPO Capital Corp., and does not involve our company in any way. The proceeding was initiated on April 3, 2002.

Four of the five defendants (Olympus Management, Komsomol Management, Stanislav Fekete, Juaraj Adamac) were clients of the brokerage firm, IPO Capital Corp. where Mr. Bebek was employed as a principal investment adviser for the defendant-clients. The plaintiff, IPO Capital Corp. initiated the lawsuit as the defendant-clients were unable to pay for debts incurred through trading equities. Mr. Bebek, as the investment adviser was added to the lawsuit as a defendant when the debts of the defendant-clients were uncollectible by IPO Capital Corp. Mr. Bebek violated no securities rules, and acted on behalf of all the defendant-clients' investment interests as an investment advisor with full knowledge and approval from IPO Capital Corp. at all times.

A possible settlement is currently being negotiated whereby Mr. Bebek would be reimbursed by IPO Capital Corp. in the amount of approximately CAD$45,000.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

The following table and text sets forth the names and ages of all our directors and executive officers, as at December 31, 2003. All of the directors serve until the next Annual General Meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws. The residence and citizenship of each director are listed below their names. The next annual meeting is scheduled to be held on December 31, 2004.


                                                                                                 Date First Elected
                     Name                         Age       Position Held With The Company          or Appointed
                     ----                         ---       ------------------------------          ------------
Ivan Bebek
2020 Bellevue Avenue, #2006                       26        Director, Chief Executive             August 25, 2003
West Vancouver, B.C., V7V 1B8, Canada,                      Officer, President, Treasurer,
Canadian Resident                                           Secretary

Greg Thomson                                      56        Director                              November 30, 2003
202 Street, #3779
Langley, B.C., V3A 1R9, Canada
Canadian Resident

The backgrounds and experience of our directors and executive officers are as follows:


Ivan Bebek, President and Director
----------------------------------
Mr. Bebek has over five years of experience in financial markets, including two years as a licensed stock broker and two years as the manager of investor relations for International Barytex Resources where Mr. Bebek is currently employed. Mr. Bebek joined International Barytex Resources Ltd., a Canadian tier one junior resource - mineral exploration company listed on the TSX Venture Exchange, in 2002. Mr. Bebek is neither an officer, director nor a principal shareholder of International Barytex Resources. A tier one junior resource company refers to the two-tiered system utilized by the TSX Venture Exchange: A two-tiered TSX Venture Exchange offers companies a flexible, two-tiered system. The tiers have minimum listing requirements based on a company's financial performance, resources and stage of development. The industry segments within each tier recognize the different financial and operating needs of companies operating in different industry sectors.

Tier 1 is for senior companies with the most significant resources. Tier 1 issuers have fewer filing requirements.

Tier 2 is for early-stage companies. This is a rapidly growing segment of the venture market in all industry sectors. Most TSX Venture Exchange listed companies are Tier 2 companies.

Tier 3 is a special purpose tier for companies previously quoted on the Canadian Dealing Network.

Companies may apply to move from Tier 2 to Tier 1 once they meet Tier 1 minimum listing requirements. Tier 1 companies will be moved to Tier 2 if they can't maintain Tier 1 requirements.


From 1999 to 2002, Mr. Bebek was an investment advisor with IPO Capital Corp., a Canadian national stock brokerage house. Prior to his employment with IPO Capital Corp., Mr. Bebek was a customer service officer in 1999 at Canada Trust. From 1998 to 1999, while employed as a waiter and cook at Earls Restaurant, Mr. Bebek also attended the Canadian Securities Course to obtain his brokerage license. Mr. Bebek attended the University of Western Ontario from 1995 to 1997.

Greg Thomson, Director
----------------------
Mr. Thomson is a geologist with over 25 years of diversified technical and managerial experience in mineral exploration and corporate development. He has experience in many aspects of precious and base metal exploration, from generative to advanced projects, negotiations, acquisition evaluation, mine and corporate valuation, management, strategic planning and new program design and implementation. Most recently and since 2000, Mr. Thomson has worked as an independent geologist and/or independent geological consultant for several mineral exploration and petroleum exploration companies, evaluating advanced exploration opportunities, including technical evaluations and fieldwork programs. From 1989 to 2000, Mr. Thomson was a senior project geologist for Teck Exploration Ltd., now known as Teck Cominco Limited. Teck Cominco Limited is a diversified mining, smelting and refining group, and a leader in the production of metallurgical coal and zinc. They are also a major producer of copper and gold. From 1983 to 1989, Mr. Thomson was a geologist for several B.C.-based mineral exploration companies. From 1976 to 1983, Mr. Thomson was a teacher for the Delta School District. In 1970, Mr. Thomson graduated from the University of British Columbia with a major in geology and received his British Columbia teaching certificate in 1975. Mr. Thomson is a member of the British Columbia and Yukon Chamber of Mines, Chamber of Mines of Eastern British Columbia and the Kamloops Exploration Group.

Family Relationships
--------------------
There are no family relationships among any of the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Significant Employees
---------------------
The Company has no significant employees. However, the Company engaged the management services of Mr. Timursukh Oidov in Mongolia.

       Name                         Age      Position Held With The Company         Date of Contract
       ----                         ---      ------------------------------         ----------------
Timursukh Oidov                     53       Management Services in Mongolia        September 1, 2003
Bayanzurkh Borol                             to help Company with knowledge                 to
15th Micro District                          of  Mongolian mining                    August 31, 2004
Building 111, Apt. 30                        claims/licenses;
Ulaanbaatar, Mongolia                        translation;office and
Mongolian Resident                           administration services

Timursukh Oidov, Management Services in Mongolia
------------------------------------------------
On September 1, 2003, the Company executed a Management Services Agreement with Timursukh Oidov. The agreement continues through August 31, 2004. Mr. Oidov was hired to assist the Company and act as a liaison for the Company in Mongolia. Mr. Oidov has a knowledge of the local government in Mongolia with respect to mining claims and licenses. Mr. Oidov also assists us in the translation and public relation services with the Mongolian government. Mr. Oidov further assists us with management services, office and administration services, including telephone and computer services in Mongolia. Mr. Oidov is also charged with carrying out management and direction of the business of the Company, including the management, supervising and coordinating of any mineral exploration activities carried out by us. Mr. Oidov received an initial fee of U.S.$5,000 and receives a monthly consulting fee of U.S.$750.

For the past five years, Mr. Oidov worked at the Mongolia Yamaguchi Corporation Center as Chairman. Mr. Oidov sent individuals from Mongolia to Japan to visit or to study while in Japan and also arranged for scholarships for the same. Mr. Oidov also produced a documentary on Mongolia for the Japanese TV, NHK.

Mr. Oidov is not a director, executive officer, promoter or control person of our Company.

Involvement in Certain Legal Proceedings
----------------------------------------
There are no arrangements or understandings between any two or more directors or executive officers, pursuant to which he/she was selected to be a director or executive officer. None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

     o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     o any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     o being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

     o being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert
--------------------------------
Our board of directors have determined that we do not have an audit committee financial expert serving on our audit committee.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

To the knowledge of our management, as at July 7, 2004, no person beneficially owns more than five percent of any class of our voting securities other than as set forth below. The following table shows the total amount of any class of our voting securities owned by each of our executive officers and directors and by our executive officers and directors, as a group, as at July 7, 2004, and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Ownership
                                                                                      Ownership    % After      After      % After
                                                                                        After     Offering    Offering    Offering
                                                    Ownership   Average               Offering      If No      If All      If All
  Name and Address of Beneficial Owners of           Before     Price      % Before     If No      Shares    Shares Are  Shares Are
              Common Stock                          Offering    per Share  Offering  Shares Sold    Sold        Sold        Sold
------------------------------------------------------------------------------------------------------------------------------------
Ivan Bebek (2)
2020 Bellevue Avenue #2006
West Vancouver, B.C., Canada, V7V 1B8
Resident of Canada                                  2,000,000    $0.001       60%     2,000,000    21% (1)        0          0%
Chief Executive Officer, President, Secretary,
Treasurer, and Director
------------------------------------------------------------------------------------------------------------------------------------
Greg Thomson
202 Street, #3779
Langley, B.C., Canada, V3A 1R9                         Nil         Nil        Nil        Nil         Nil         Nil         Nil
Resident of Canada
Director
------------------------------------------------------------------------------------------------------------------------------------

DIRECTORS AND OFFICERS AS A GROUP                   2,000,000    $0.001       60%     2,000,000      21%          0          0%
------------------------------------------------------------------------------------------------------------------------------------
Ton Fei Fred Tham and Associates (2)(3)
4323 West 12th Avenue
Vancouver, B.C., Canada, V6R 2P9                     650,000     $0.050       19%      650,000       7%           0          0%
Mr. Tham is a Resident of Canada; others are not
(there are no United States Citizens or Residents)
------------------------------------------------------------------------------------------------------------------------------------
Khulan Choilon (2)
Chingeltei duureg, baga toiruu, 4 r horoo,17r
bair,9 toot., Ulaanbaatar, Mongolia.                 350,000     $0.001      10.5%     350,000       4%           0          0%
Resident of Mongolia
------------------------------------------------------------------------------------------------------------------------------------
Timursukh Oidov (2)
Bayanzurkh Borol, 15th Micro District
Building #111, Apartment #30                         350,000     $0.001      10.5%     350,000       4%           0          0%
Ulaanbaatar, Mongolia
Resident of Mongolia
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               3,350,000                100%     3,350,000      36%          0          0%
------------------------------------------------------------------------------------------------------------------------------------

o    Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(1)  Pursuant to  Regulation S and Rule 144, all 3,350,000 of these shares are  restricted  securities.  Based on 9,350,,000  shares outstanding  as of this  prospectus  date,  and no options,  warrants,  rights of  conversion or privileges or similar items to purchase shares of common stock.

(2)  The beneficial owner named above does not have the right to acquire options, warrants, rights, conversion privilege, or similar obligations.

(3)  The  beneficial  owners of the  shares  held by Ton Fei Fred Tham and  Associates  are Ton Fei Fred  Tham,  Vancouver,  British
     Columbia, Canada; Chaliun Ojdovova, Ulaanbaatar, Mongolia and Temuulen Olizburen, Ulaanbaatar, Mongolia.

Securities Authorized for Issuance Under Equity Compensation Plans
------------------------------------------------------------------
We have no equity compensation plans.

Future Sales of Shares
----------------------
A total of 3,350,000 shares of common stock are issued and outstanding. All 3,350,000 shares are restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted securities may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock
------------

Our authorized capital stock consists of 25,000,000 shares of common stock, with a par value of $0.001 per share. The holders of our common stock:

     o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to the Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock
---------------
The Company has not authorized any shares of preferred stock.

Non-Cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and presuming that none of their shares were sold in the secondary offering, the present stockholders will own approximately 64% of our outstanding shares.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Warrants
--------
We currently have not authorized any warrants.

Anti-Takeover Provisions
------------------------
There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Reports
-------
After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. After __________________________, we will be required to file reports with the U.S. Securities and Exchange Commission (the "SEC") under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.


Stock Transfer Agent
--------------------
Our stock transfer agent for our securities is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah, 84117, its telephone number is (801) 272-9294.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

The financial statements of Mongolian Explorations Ltd. incorporated herein have been so incorporated in reliance upon the report of Amisano Hanson, independent certified public accountants and chartered accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding Mongolian Explorations' ability to continue as a going concern). With respect to the audited financial information for the period ended December 31, 2003 included herein, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. An interest will be deemed a substantial interest if the value of the interest, including the fair market value of all securities of the issuer received or to be received, or subject to options, warrants or rights received or to be received, exceeds $50,000.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
              ----------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------


We were incorporated on August 25, 2003 and to date have been involved primarily in organizational activities, the acquisition of the option to acquire the Altan as well as the Ovorkhangai property mineral licenses, obtaining a geological report on our mineral licenses and initiating the first phase of exploration. We incurred an accumulative net loss of ($127,977) for the period from inception to December 31, 2003, and we have no revenue. From inception to March 31, 2004, we incurred an accumulated net loss of ($139,254), and had no revenue.


Although our president, Ivan Bebek, may be deemed a "promoter" of our Company as he helped in the organization of the Company, Mr. Bebek has not received anything of value either directly or indirectly, from the Company. The shares which Mr. Bebek owns were purchased by him, and not given to him by the Company.

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

As of the date of this prospectus there are no other directors, officers, key personnel or principal stockholders related by blood or marriage, except for Mr. Timursukh Oidov whose niece is Ms. Khulan Choilon (both reside at separate addresses).

None of the related parties are acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the securities of the company.

The company has, however notes payable to several shareholders in the following manner:

         Shareholder                                          Loan Amount
         -----------                                          -----------
         Ivan Bebek                                            $100,000
         Khulan Choilon                                          55,760
         Timursukh Oidov                                          1,650

                                                         TOTAL $157,410


The loans do not bear interest and without fixed terms of repayment. These shareholders will accept repayments from the Company when money is available and/or conversion of debt for shares of common stock of the Company. As of the date of this registration statement, the loans have not been repaid.

                             DESCRIPTION OF BUSINESS
                             -----------------------

General
-------

The Company and Our Business
----------------------------
We were incorporated under the laws of the State of Nevada on August 25, 2003. We are engaged in the business of exploration, currently in Mongolia. We entered into option agreements granting us the right to acquire 100% interests in two mineral properties; (1) Altan on September 1, 2003; and Ovorkhangai on November 25, 2003. If we fulfill all of the terms of both option agreements, we will own 100% interest in both the Altan and Ovorkhangai property mineral licenses subject to exploration expenditures totaling up to $485,000 combined on both property licenses.

We are currently  conducting  mineral  exploration  activities in the country of
Mongolia  in  order  to  assess  whether  certain  claims  possess   exploitable
commercial and precious mineral reserves.

We have commenced the initial stage of exploration on the Altan mineral property license and a fact-finding mission on the Ovorkhangai mineral property license. We intend to complete this initial stage of exploration on the Altan and Ovorkhangai licenses. We will assess whether to undertake further stages of exploration programs based on the recommendations of geological reports and based on our ability to finance further exploration. Our proposed exploration program is designed to explore for commercially exploitable deposits of precious, base, and commercial minerals. We are a pre-exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

The following describes the two mineral property licenses of which the Company has an option to acquire 100% interests in:

     1. Undurshil Aimag ("Altan") Property - Geological  Exploration Report (See
     Exhibit 99.1 for detailed report) - prepared by Derrick Strickland, P.Geo., B.Sc., MBA; Rio Minerals Ltd.


     Summary of Option Agreement for the Altan License.


     We entered into the first of two agreements with Ton Fei Fred Tham & Associates ("Tham"), a private Canadian company, on September 1, 2003, to acquire its interest in a mineral exploration property located in outer Mongolia (the "Altan" property) representing approximately 20,000 hectares.

     In accordance with the terms of the agreement with Tham, we, at our option, have the right to acquire a 100% interest by first incurring exploration expenditures not less than $35,000 resulting in two geological reports. Per the agreement, we are further required to issue 150,000 common stock to Ton Fei Fred Tham and Associates (the stock issuance was approved by the written consent of the directors of the company on November 28, 2003). We are also required to incur exploration expenditures totaling up to $185,000 on the Altan as follows:


          1) $10,000 on or before December 31, 2003. As of the date of this registration statement, we have spent $8,556 of the $10,000 required. The remaining $1,444 will be added to the next phase;

          2) a further $25,000 on or before December 31, 2004. The balance of $1,444 from the initial phase will be added to this phase to give this phase a total of $26,444. As of the date of this registration statement, we have not spent any of the $26,444 required; Note: As of the date of this registration statement, Rio Minerals has just returned from Mongolia and has completed field work on the two properties. We are currently waiting for geological reports and assay samples from the laboratory.

          3)   a further $50,000 on or before December 31, 2005; and

          4)   a further $100,000 on or before December 31, 2006.

     2.  Ovorkhangai  Aimag Property - Summary  Description  Report (See Exhibit
     99.2 for detailed report) - prepared by Derrick Strickland, P.Geo., B.Sc., MBA; Rio Minerals Ltd.


     Summary of Option Agreement for the Ovorkhangai License.


     On November 25, 2003, we entered into another agreement with Tham, representing approximately 118,000 hectares located in Ovorkhangai Aimag of Mongolia (the "Ovorkhangai" property). In accordance with the terms of the agreement with Tham, we, at our option, made a cash payment of $20,000 to Tham and have the right to acquire a 100% interest by issuing 500,000 shares of common stock to Tham (the stock issuance was approved by the written consent of the directors of the company on November 28, 2003) and incurring exploration expenditures totaling up to $300,000 over a three year period in the following manner:


          1. $10,000 on or before February 28, 2004. Initially, due to the frozen land, we were unable to expend the $10,000, by the February 28, 2004 deadline. Subsequently, however, as of the date of this registration statement, we continue to work on the property, which we anticipate will total $24,500 and not $10,000. As of the date of this registration statement, we have a work proposal of $24,500, therefore, if we spend $24,500, then we will apply and carry forward $14,500 of the $24,500 to the next phase of the exploration expenditure program. Note: As of the date of this registration statement, Rio Minerals has just returned from Mongolia and has completed field work on the two properties. We are currently waiting for geological reports and assay samples from the laboratory.


          2.   an additional $35,000 on or before February 28, 2005;

          3.   an additional $75,000 on or before December 31, 2005; and

          4.   an additional $180,000 on or before December 31, 2006.

Payment of a 1.5% net smelter royalty will be required on both properties which will be paid to Ton Fei Fred Tham and Associates after they are received by us. A net smelter royalty is defined as the net revenue generated from the sale of the metal or product produced by a mine. The 1.5% net smelter royalty payment is required to be made annually and will continue for as long as the mine is in production. The payments are limited to cash, unless another method is agreed upon by both parties. If we are unable to make the required royalty payments for any reason, including insufficient financial resources, we will lose our interests in the Altan and Ovorkhangai property mineral licenses.

We define economic mineralization as the presence of mineralization on our mineral claims in sufficient quantity and concentration and in an accessible location that would justify the commercial extraction of these minerals through an operating mine.

All payments are in U.S. dollars and the transaction with Tham is at arm's length.

Government Regulation
---------------------

As with all mineral exploration projects, our activities are subject to various national, state and local laws and regulations in Mongolia, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We meet or exceed all of the North American industry standards and we are in compliance in all material respects which are applicable to mining, health, safety and environmental statutes and the regulations passed thereunder in Mongolia. Based on our experience, we believe the Mongolian Government regulations do not present a significant impact to the company's activities. We base this on the fact that the North American mineral exploration industry standards, which we hold ourselves to, are significantly higher than in Mongolia.

Hence, the existing regulatory environment in Mongolia will not impact significantly the company's activities. Currently, there are no indications of any potential new legislation affecting the our exploration activities. However, in order to conduct the our exploration activities, a Mineral Exploration license from the Mineral Resources Authority of Mongolia (MRAM) must be obtained. Currently, we hold a valid mineral exploration license on both the Altan and Ovorkhangai properties.




Exploration license holders have the following rights:

     o The exclusive right to conduct exploration for minerals within the boundaries of the exploration license area.

     o The exclusive right to obtain a mining license for any part of the exploration license area.

     o The right to transfer or use as collateral all or part of the exploration license area.

     o The right to renew an exploration license twice for 2 years with each renewal.

     o The right to have access to, entry on, and transit through the exploration license area.

     o The right of entry to and transit through lands adjacent to the exploration license area for the purpose of gaining access and entry to the exploration licenses area.

     o The right to construct temporary structures on the exploration license area as needed for conducting exploration activities.

Exploration license fees are as follows:

     o US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

     o US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

     o US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

To date, the license fees have been paid in full and are current.

Environmental Regulation
------------------------
The term "environmental regulations are unrestricted in Mongolia" is used in a comparative manner. The environmental regulations in Mongolia are not as well developed as in the United States. In the United States, there are several government and private environmental regulatory bodies governing the mineral exploration industry. However, in Mongolia, the Mongolian Federal Government is responsible for the environmental standard. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations.


Changes to current laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic. However, based on the current environmental regulations the company foresees no cost or effects associated with company's explorations activities.


Competition
-----------
We compete with other exploration companies searching for minerals and other precious metals properties. There is competition for the limited number of mineral opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

We believe no single company has sufficient market power to affect the price or supply of minerals or other precious metals in the world market.

Employees
---------
Although we have no employees, we intend to continue to use the services of consultants for exploration work on our properties. To date, the company has engaged the following exploration consultants:


     o Derrick Strickland P.Geo, Geologist, B.sc, MBA, a professional geologist with over 15 years of mineral exploration experience. Mr. Strickland's remuneration is U.S. $500 per day and he is contracted on as per need basis.

     o Rio Minerals Limited of Vancouver, B.C. providing mineral exploration services to the mining industry for over 10 years. The service provided by Rio Minerals includes logistics and manpower and for this service Rio Minerals charges 15% cost plus for all its activities.

The company will continue to use the above consultants.

Greg Thomson, one of our directors, is a geological consultant for us. We verbally agreed to pay Mr. Thomson a director's fee of U.S.$500 per month for the duration that he remains a director of our company. See Financial Statements
- Note 5.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------
              OF ORGANIZATION SINCE INCEPTION TO DECEMBER 31, 2003
              ----------------------------------------------------

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage corporation and have not yet generated or realized any revenue from our exploration activities.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenue and no revenue are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time are investments by others in Mongolian Explorations Ltd. We must raise cash to implement our project and stay in business.

To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise will be used as set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will be required to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitments to loan us any additional money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either be required to suspend exploration activities until we do raise the cash, or cease exploration activity entirely. If we raise the maximum amount from this offering, we believe the money will last a year and allow us to operate for a period of at least twelve months. Accordingly, we believe we will not be required to raise additional capital during the next twelve months. Other than as described in this paragraph, we have no other financing plans.

Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the property. We do not intend to try to develop the reserves ourselves. By this we mean that when we locate a property that we believe has the potential to be mined, we will invite other mining production companies to assist us. We anticipate the other companies will have the expertise and financing for the mining property. This is a common practice which is used in the junior mining sector.

If we are unable to complete any phase of exploration because we do not have sufficient money, we will cease exploration activities until we raise more money or try to find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will cease exploration activities. If we cease exploration activities, we will seek other mining opportunities.

We do not intend to hire any employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital
------------------------------------------------------
There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage corporation and have not generated any revenue from our exploration activities. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our exploration activities. Equity financing could result in additional dilution to existing shareholders.

Other than as described herein, we have no other financing plans.

Critical Accounting Policies
----------------------------
Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our future exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of December 31, 2003, we have not generated any revenue, and have experienced negative cash flow from exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview
--------
Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses for the period ended December 31, 2003, and for the period from the inception of our mining exploration business as of August 25, 2003 to December 31, 2003 of ($127,977), and ($127,977), respectively.

We did not earn any revenue during the 2003 fiscal year. Our auditors' report on our 2003 financial statements contained an explanatory paragraph stating that due to recurring losses and negative cash flow substantial doubt exists as to our ability to continue as a going concern.

During the period ended December 31, 2003, we executed shareholder loans totaling approximately $157,410. There can be no assurances that additional equity or other financing will be available, or available on terms acceptable to us.

Our financial statements included in this annual report have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of exploration activities.

Results of Operations
---------------------
Cash Balances
-------------


The company maintains its major cash balances at one financial institution, Bank of Montreal, located at First Bank Tower, 595 Burrard Street, Vancouver, British Columbia, Canada. The balances are insured up to Cdn$60,000 per account by the Canada Deposit Insurance Corporation. As at June 30, 2004, the Company had a cash balance of $32,223. At July 7, 2004, there were no uninsured cash balances.


Fiscal 2003 (Ended December 31, 2003)
-------------------------------------
Operating expenses from inception to period ended December 31, 2003, totaled $127,977 and the company experienced a net loss of ($127,977) against no revenue. The major expenses during this period were professional fees of $7,000, exploration costs of $99,291, travel and lodging expenses of $13,082, and consulting fees of $8,000. The company did not incur any expenses for wages, rent, and telephone.

The earnings per share (fully diluted - weighted average) was a net loss of $0.044 from inception to period ended December 31, 2003.


Three Months Ended March 31, 2004
---------------------------------
We experienced an increase in our net loss from ($127,977) as at December 31, 2003, to a net loss of ($139,254) from inception to March 31, 2004, which is a net loss of ($11,277) for the period ended March 31, 2004. We are unable to provide a comparison for the three months ended March 31, 2004, and three months ended March 31, 2003, as we were not incorporated until August, 2003.

Liquidity and Capital Resources
-------------------------------
Historically, the company has financed its cash flow and operations from the sale of stock and notes payable to shareholders. The company's total cash and cash equivalent position as at December 31, 2003 was $75,989. As at June 30, 2004, we had a cash balance of $32,223.

From inception to period ended December 31, 2003, net cash used in operating activities, consisting mostly of loss from operations, was ($84,121).

Net  cash  provided  by  financing   activity,   resulting  from  advances  from
shareholders and the issuance of common stock, of $160,110 from inception to period ended December 31, 2003.

Working capital deficiency as of December 31, 2003 was ($92,777), and for the three months ended March 31, 2004, the working capital deficiency increased to ($104,054).


Current Capital Resources and Liquidity
---------------------------------------
Our capital resources have been limited. We currently do not, and will not, generate revenue for exploration activities, and to date have relied on the sale of equity and related party loans for cash required for our exploration activities. The company has no external sources of liquidity in the form of credit lines from banks. No investment banking agreements are in place and there is no guarantee that the company will be able to raise capital in the future should that become necessary.

Plan of Operation
-----------------


We have proceeded with the exploration of the Altan and Ovorkhangai mineral licenses to determine whether there are economic and commercially exploitable reserves of gold and/or base metals. We have undertaken reconnaissance level exploration work to determine if our properties have any potential for developing exploration targets. We have commenced with Phase I of the exploration programs on both licenses. As of the date of this registration statement, we have spent $8,556 on the Altan property. By the terms of a license agreement, we were required to spend $10,000 by December 31, 2003, however, we will spend the remaining balance of $1,444 from Phase I and add it to the Phase II requirements. As such, Ton Fei Fred Tham & Associates have granted us an extension until December 31, 2004, to spend $26,444 on the Altan property.

With regard to the Ovorkhangai property, we were required to spend $10,000 by February 28, 2004, however, due to inclement weather and frozen land, we were unable to work on the property until mid-March. As such, we are currently doing work on the property, which we anticipate will total $24,500 and not $10,000. We had $75,989 in cash reserves as at December 31, 2003, and as at April 13, 2004, we had $71,740 in cash reserves. As at June 30, 2004, we have $32,223 in cash reserves. Accordingly, even after factoring in expenses such as offering expenses and consulting fees, we are able to proceed with Phase I of both exploration programs without additional financing. If we are able to sell all of the shares being offered from this offering, and if the shareholders demand repayment on their loans, we will be able to repay all $157,410. However, completion of these exploration expenditures will require further capital to enable us to meet the exploration expenditure requirements under the option agreements for the period through December 31, 2006.

We will assess whether to proceed with Phase II of the exploration programs upon completion of an assessment of the results of Phase I from each property's geological exploration program. We will require additional funding in the event that we decide to proceed with Phase II of the exploration program. The anticipated cost of the Phase II exploration program is $60,000 ($25,000 for Altan and $35,000 for Ovorkhangai) which is not in excess of our projected cash reserves remaining upon completion of Phase I of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund future phases of the exploration programs. We do not have any arrangements in place for any future equity financing. Further, as previously mentioned, we have promissory notes in the amount of $157,410. If we are only able to obtain minimal funding in our primary offering, we anticipate we will be unable to repay all of the notes payable. As stated earlier in this registration statement, the promissory note will only be repaid if/when we sell all 6,000,000 shares in the primary offering. As such, if we are only able to obtain the minimal funding, we anticipate it will hinder our exploration programs on the Altan and Ovorkhangai properties.


We believe our cash reserves are sufficient to meet our obligations for the next twelve month period and to pay for the legal and accounting expenses of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. These expenses will be in addition to the cost of completing Phase I of the exploration programs.

If we do not complete the cash payments or the exploration expenditures required under the option agreements, then our options will terminate and we will lose all rights and interests in the mineral claims. If we do not secure additional financing we may consider bringing in a joint venture partner to provide the required funding. We have not however, undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist in funding the exploration of the mineral claims. We may also pursue acquiring interests in alternate mineral properties in the future. (See "Management Discussion and Analysis or Plan of Operation")

                             DESCRIPTION OF PROPERTY
                             -----------------------

We have options to acquire 100% interests in the Altan and Ovorkhangai property licenses, as described in detail in Item "Description of Business". We do not own or lease any property other than our options to acquire interests in the Altan and the Ovorkhangai Property Licenses.

Net Smelter Royalty
-------------------
A 1.5% net smelter royalty payment is required to be paid to Ton Fei Fred Tham and Associates for both properties. Net smelter royalty is defined as the net revenue generated fro the sale of the metal or product produced by a mine. The payments are required to be paid annually and will continue as long as the mine is in production. The payments are limited to cash, unless another method is agreed upon by both parties. If we are unable to pay the royalty payments or fall short of our work exploration programs, we will lose our interests in the Altan and Ovorkhangai property mineral licenses.

UNDURSHIL AIMAG (ALTAN) PROPERTY - SUMMARY DESCRIPTION REPORT
-------------------------------------------------------------

Location and Access
-------------------

The Altan  project  area is  located  in the  Undurshil  district  and spans the
Dundgovi province of Mongolia (figure 1). These provinces are located approximately 385 kilometers south of Ulaanbaatar, the Capital of Mongolia. The central point of the license is located approximately 75 kilometers southeast of the nearest town named Undurshil. Access from Ulaanaatar to the town of Undurshil is via the Mongolian interstate highway and access from Undurshil to the property is via a gravel road.

              [GRAPHIC FIGURE 1 -- ALTAN PROPERTY -- PROJECT AREA]

Property and Ownership

The property is comprised of 20,000 hectares (located on map sheet L49-109) in the Dundgovi provinces of Mongolia. The claims are under license number 4767X, which is held by Ton Fei Fred Tham & Associates. The license was issued on September 27th, 2002 and is valid for a period of two years and eleven months (see Figure 2 for license boundary).

--------------------------- ------------------------ --------------------------- ------------------------
      License Number               Hectares                 Date Issued                  Period
--------------------------- ------------------------ --------------------------- ------------------------
          4767X                     20,000               September 27, 2002         2 years 11 months
--------------------------- ------------------------ --------------------------- ------------------------

              [GRAPHIC -- FIGURE 2, ALTAN CLAIM BOUNDARY LOCATION]

Conditions to keep mineral title

In order to maintain the mineral title, payments must be made to the Mineral Resources Authority of Mongolia at the following rates:

     o US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

     o US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

     o US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

Rock Formations

The Altan property displays typical basin (lows) and range (highs) style topography. The basin is covered with flat lying Devonian to Cenozoic sediments, with topographic highs associated with igneous intrusions of carboniferous granite.

The surficial geology of the Altan property consists of old sediments and modern sand and gravel deposits, constituting 60% of the surface exposure. The remaining part of the property is composed of carboniferous Matad rock granitic complex, limestone and sandstone formations, and Cretaceous basalt.

Previous geological studies have shown two geological regions: the Olziit and the South Mongolian Belts, which are separated by a Fault that runs through the center of the property. A portion of the Olziit Metallogenic Belt overlays the northern section of the property and the dominant mineralization associated with this belt includes base metal, precious metal, and gold deposits. A portion of the South Mongolian Metallogenic Belt overlies the southern area of the property. Mineralization found in this belt includes base metal, manganese, and gold-silver mineralization.

The Present Condition
---------------------

All mineral claims are currently in good standing with the Mongolian Government and are readily available for the company's activities.

Work Completed 2003

The company is currently involved in a grassroots exploration in Mongolia and in October 2003, Rio Minerals Limited of Vancouver was contracted by Ton Fei Fred Tham & Associates to undertake a reconnaissance geological investigation of the Altan property.

The geological program consisted of prospecting (looking for mineralization) and ground truthing (testing the validity of the government geology maps) the Matad rock complex, the Erdenebayan, and the Hotol rock formations. The Matad rock complex is located in the north-east portion of the property whereas the Erdenebayan and Hotol rock formations are located in the southern part of the property. While on the property, the Rio Minerals crew undertook prospecting and ground truthing. A total of nine ground truth locations (verifying the data on the map verses what seen on the ground) were observed.

Costs for Past and Future Programs

Past Programs Cost

The past mineral exploration programs on the Altan Property have cost $8356.00 USD to date.

Future Program Cost
Travel                                      2 persons - 4 days                          $  2,250.00
Ulaanbaatar to interpret data/plan          2 persons - 1 day                           $    850.00
Field                                       2 persons - 05 days                         $  4,250.00
Mongolian Driver/Interpreter                2 persons - 07 days                         $    560.00
Mongolian Geologist                         1 person  - 07 days                         $    455.00
Camp Cook                                   1 person  - 07 days                         $    250.00
                                                                       Sub total:       $  8,615.00
                                                                       ----------        ----------

                                       45

Expenses:
Visas                                       2 persons - 1 country                       $    160.00
Accommodation                                                                           $    950.00
Meals                                                                                   $    950.00
Supplies and Rentals                                                                    $    650.00
4 x 4 vehicle rental                        1 vehicle - 7 days (gas incl.)              $    550.00
Air tickets                                 2 persons                                   $  3,500.00
Satellite phone                                                                         $    500.00
Assays and shipping                                                                     $  1,500.00
Report                                      Report                                      $  4,500.00
Consumables                                 Maps, etc.                                  $    375.00
                                                                       Subtotal:        $ 13,635.00
                                                                       ---------        -----------

                                                                       Total            $ 22,250.00
                                                                       -----            -----------

Source of Power
---------------

Currently, there are no sources of power on the Altan property; however, the use of portable gas and wind electric generators are common throughout Mongolia.

Clear Statement
---------------

The company is currently involved in a grassroots exploration program on the Altan property and is not aware of any economic mineralization on the property.

OVORKHANGAI PROVINCE PROPERTY - SUMMARY DESCRIPTION REPORT
----------------------------------------------------------

Location and Access

This newly acquired mineral property is located in the Ovorkhangai province of Mongolia, between 46o 00' to 46o 20' North and 102o to 102o 28' East. The property is located immediately west of the town of Arvajheer. Access to Arvajheer is via the Mongolian interstate highway. Access to the property from the town of Arvajheer is via a gravel road.

Property and Ownership

The property is comprised of 118,223 hectares located in the Ovorkhangai province of Mongolia. The claim number is 6524X, which is held by Ton Fei Fred Tham & Associates. The license was issued on November 7th, 2003 and is valid for a period of two years and eleven months; see Figure 3 for license boundary.

--------------------------- ------------------------ --------------------------- ------------------------
      License Number               Hectares                 Date Issued                  Period
--------------------------- ------------------------ --------------------------- ------------------------
          6524X                     118,223              November 7th, 2003         2 years 11 months
--------------------------- ------------------------ --------------------------- ------------------------

                              [GRAPHIC -- Figure 3.
        Paleogeographic Interpretation of Southern Mongolia-Central Asia
        during the Devonian and the Paleotectonic reconstruction for the
                 Early Devonian displaying the Tuva-Mongol arc
            (simplified and modified from Sengo and Natal'n 1996).]

Conditions to Keep Mineral Title

In order to maintain the mineral title, payments must be made to the Mineral Resources Authority of Mongolia at the following rates:

     o US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

     o US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

     o US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

Rock Formations

Investigations were carried out at the Geological Information Centre in Ulaanbaatar to obtain information pertaining to the geology and mineral potential of the property.

The majority of the property, consisting of the western and central portions (approximately 60%), is underlain by intrusive rocks (diorite, granodiorite, granite). The remaining 40% of the property, mainly the eastern and southeast portions, is underlain by sedimentary rocks. The southeast portion is comprised mainly of Devonian age to Carboniferous age rocks; consisting of variable chert, shale and sandstone. The north and north-easterly portions of the property contain younger sediments.

The Mongolian government  geological reports were examined to provide geological
information.   Report   numbers  3912  and  4098  provided  the  most  pertinent
information for the Ovorkhangai province property.

All geological maps pertaining to the area were examined closely for mineral occurrences. The focus of the investigation was to gather data pertaining to base metal and precious metal potential. There are several geochemically anomalous areas outlined on the geological maps that are mainly anomalous in tungsten. Several gold location sites are shown on the geological map for report 3912, but were not referenced in the accompanying text for the report. There is, however, one gold location site on the Mineral Occurrence map for Mongolia. This is a gold occurrence that is located in the northwest corner of the property and is described as a igneous related gold occurrence. Also, several placer gold occurrences are found just off the northeast corner of the property. Another placer gold occurrence is found in the southwest corner of the property.

The base metal potential for the property is unknown at this point as there are no known occurrences for copper, silver, lead, or zinc. Although numerous samples have been taken during previous surveys, no values approaching economic grade have been obtained.

The Present Condition
---------------------

All mineral claims are currently in good standing with the Mongolian Government and are readily available for the company's activities.

Proposed Exploration Plan

A field investigation of the undocumented gold occurrences at the northwest corner of the property, the placer areas at the northeast and southwest corners of the property, and the examination of the tungsten vein area located in the southeast portions of the property are planned.

Program Cost - Currently in progress
Travel                                      2 persons - 4 days                          $  2,250.00
Ulaanbaatar to interpret data/plan          2 persons - 02 days                         $  1,700.00
Field                                       2 persons - 06 days                         $  5,100.00
Mongolian Driver/Interpreter                2 persons - 07 days                         $    560.00
Mongolian Geologist                         1 person  - 07 days                         $    455.00
Camp Cook                                   1 person  - 07 days                         $    250.00
                                                                       Sub total:       $ 10,315.00
                                                                       ----------       -----------

                                       48

Expenses:
---------
Visas                                       2 persons - 1 country                       $    160.00
Accommodation                                                                           $  1,580.00
Meals                                                                                   $    950.00
Supplies and Rentals                                                                    $    650.00
4 x 4 vehicle rental                        1 vehicle - 7 days (gas incl.)              $    550.00
Air tickets                                 2 persons                                   $  3,500.00
Satellite phone                                                                         $    500.00
Assays and shipping                                                                     $  1,500.00
Report                                      Report                                      $  4,500.00
Consumables                                 Maps, etc.                                  $    375.00
                                                                       Subtotal:        $ 14,265.00
                                                                       ---------        -----------

                                                                       Total            $ 24,580.00
                                                                       -----            -----------

Source of Power
---------------

Currently there are no sources of power on the Ovorkhangai province property, however, the use of portable gas and wind electric generators are common.

Clear Statement
---------------

The company is currently involved in a grassroots exploration program on the Ovorkhangai province property and is not aware of any economic mineralization on the property.

Property Selection
------------------

The Properties were selected based on the technical information obtained from the Geologic Information center in Ulaanbaatar, Mongolia.

The technical information used to select the properties was obtained by Derrick Strickland, a professional geologist, and Greg Thompson, also a professional geologist, by spending several days at the Geologic Information center in Ulaanbaatar Mongolia researching publicly available scientific data.

Altan Property Selection -

The Altan property was selected based on the proximity to Ivanhoe Mine Ltd and Magnum d'Or Resources Inc mineral claims. The geologic structure present on the Altan property it genetically related to the same structures on both Ivanhoe Mine Ltd and Magnum d'Or Resources Inc mineral claims. Each of the above companies have had success exploring for mineral resources on their respective properties.

Ovorkhangai Property Selection -

Several gold location sites are shown on a government geological map, but were not referenced in the accompanying text for the report. There is however, one gold occurence referenced on the Mineral Occurrence map for Mongolia. This occurrence is located in the northwest corner of the property and is described as a granitoid related gold occurrence. Also, a placer gold occurrence is found at the southwest corner of the property.

Derrick Strickland, a professional geologist, has created a two separate geological reports; one on the Altan property and the other on the Ovorkhangai property.

Greg Thompson, a professional geologist, and Ivan Bebek have visited the Altan and the Ovorkhangai properties.

We intend to continue to use the services of consultants for exploration work on our properties. For future mineral exploration programs the company intends to use the following contractors:

     o    Derrick  Strickland  P.Geo,  Geologist,   B.sc,  MBA,  a  professional
          geologist with over 15 years of mineral exploration experience.

     o Greg Thompson P .Geo, Geologist, B.sc, a professional geologist with over 20 years of minerals exploration experience.

     o Rio Minerals Limited of Vancouver, B.C., who has been providing mineral exploration services to the mining industry for over 10 years.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

As of the date of this prospectus there are no other directors, officers, key personnel or principal stockholders related by blood or marriage, except for Mr. Timursukh Oidov whose niece is Ms. Khulan Choilon (both reside at separate addresses).

None of the related parties are acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the securities of the company.

The company has, however notes payable to several shareholders in the following manner:

         Shareholder                  Loan Amount           Date Loan Executed
         -----------                  -----------           ------------------
         Ivan Bebek                    $ 30,000             October 15, 2003
         Ivan Bebek                      10,000             November 21, 2003
         Ivan Bebek                      60,000             December 12, 2003
         Khulan Choilon                  35,760             August 25, 2003
         Khulan Choilon                  20,000             December 3, 2003
         Timursukh Oidov                  1,650             August 25, 2003
                                       --------
                                 TOTAL $157,410

The loans do not bear interest, are without fixed terms of repayment and are demand loans. These shareholders will accept repayments from the Company when money is available and/or conversion of debt for shares of common stock of the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------


This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker attempt to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities Exchange Act of 1934 (the "Act") and thus be a "reporting" company, a step we will accomplish upon __________________________________.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any of our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of the date of this prospectus there were 3,350,000 shares issued and outstanding. All of these shares were issued in a private transaction without registration under the Act and are therefore restricted securities. All of the 3,350,000 shares issued and outstanding were done pursuant to Regulation S, and as such, 1,350,000 shares may be sold pursuant to Rule 144 under the Securities Act. The remaining 2,000,000 shares are held by our president/director, Ivan Bebek. Due to his affiliation with our Company, Mr. Bebek is subject to further restrictions within Rule 144. Pursuant to Rule 144, Mr. Bebek's shares are considered to be restricted and "control securities." Control securities are those held by an affiliate of the company. An affiliate is a person, such as a director or large shareholder, in a relationship of control with the issuer. Further, control includes the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.

Restricted or control shares may be sold to the public, provided five conditions are met:

         "(1) Holding Period: Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one-year holding period begins when the securities were bought and fully paid for.

         (2) Adequate Current Information: There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

         (3) Trading Volume Formula: After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume, during the four weeks preceding the filing of a notice of the sale on Form 144.

         (4) Ordinary Brokerage Transactions: The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

         (5) Filing Notice With the SEC: At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

         If you are not an affiliate of the issuer and have held restricted securities for two years, you can sell them without regard to the above conditions."

All of our shares are being offered or proposed to be publicly offered for sale through this registration statement. We currently have four shareholders of record of our common stock.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. We do not have any securities authorized for issuance under any equity compensation plans. Although we have no specific limitations on our ability to pay dividends, investors should not purchase shares in this offering if their intent is to receive dividends.


                             EXECUTIVE COMPENSATION

Compensation was paid to our executive officers and directors as follows:

---------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                  Long Term Compensation
                                   -------------------------------  ----------------------------------
                                                                             Awards           Payouts
                                                                    ------------------------  -------
           (a)             (b)       (c)       (d)         (e)         (f)          (g)         (h)         (i)
                                                                    Restricted  Securities
        Name and                                      Other Annual    Stock     Underlying      LTIP      All Other
   Principal Position      Year    Salary     Bonus   Compensation   Award(s)  Options / SARs  Payouts  Compensation
                                     ($)       ($)         ($)         ($)          (#)         ($)         ($)
---------------------------------------------------------------------------------------------------------------------
       Ivan Bebek          2003      nil       nil         nil         Nil          nil         nil         nil
 President , Secretary,
 Treasurer and Director

      Greg Thomson         2003    $500/mth    nil         nil         Nil          nil         nil         nil
        Director
---------------------------------------------------------------------------------------------------------------------

None of our executive officers have received annual salary and bonus in excess of $100,000. There were no grants of stock options during the fiscal year ended December 31, 2003.

As at December 31, 2003, we have no outstanding stock options. We have no formal plan for compensating our directors for their service in their capacity as directors and such directors have not received future options to purchase common shares as awarded by the Board of Directors or (as to future options) a Compensation Committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director. Other than as indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no management agreements with any of our directors or executive officers, other than those referred to herein. Mr. Thomson became a director of our company on November 30, 2003. As such, Mr. Thomson received $500 for the month of December, which is also the amount for the year 2003. From January 1, 2004 to March 31, 2004, Mr. Thomson received a total of $1,500.

Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Other than the management agreements and advisory agreements discussed herein, we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Long-Term Incentive Plan - Awards in Most Recently Completed Fiscal Year
------------------------------------------------------------------------
We have no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to any executive officers during our most recently completed fiscal year. A "Long-Term Incentive Plan" is a plan under which awards are made based on performance over a period of longer than one fiscal year, other than a plan for options, SARs (Stock Appreciation Rights) or restricted share compensation.

Aggregated Options and Stock Appreciation Rights Exercised During The Most
--------------------------------------------------------------------------
Recently Completed Fiscal Year and Fiscal Year End Option/SAR Values
--------------------------------------------------------------------
No incentive stock options or stock appreciation rights were exercised during the last fiscal year by any of our named executive officers. No stock appreciation rights were held by any of our named executive officers as at the end of our most recently completed fiscal year.

Compensation of Directors
-------------------------
As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options. During the last fiscal year, we did not grant any stock options to our directors.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
We have no committee that performs the function of a compensation committee. None of our officers or directors serve on a committee making compensation decisions of any other entity. Directors generally participate in compensation-related matters.

Indemnification
---------------
Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS
                              --------------------

Index to Financial Statements:

1.   Auditors' Report dated January 15, 2004.

2. Audited Financial Statements for the period from August 25, 2003 to December 31, 2003, Including:

     a.   Balance Sheet as at December 31, 2003
     b.   Statement of Operations from August 25, 2003 to December 31, 2003
     c.   Statement of Cash Flows from August 25, 2003 to December 31, 2003
     d. Statement of Stockholders Deficiency from August 25, 2003 to December 31, 2003
     e.   Notes to the Financial Statements as at December 31, 2003;

3. Interim Financial Statements (Unaudited) for the three months ended March 31, 2004, which include:

     a.   Interim Balance Sheets as at March 31, 2004 and December 31, 2003;
     b. Interim Statements of Operation for the three months ended March 31, 2004;
     c. Interim Statements of Cash Flows for the three months ended March 31, 2004;
     d. Interim Statement of Stockholders' Deficiency for the period from August 25, 2003 to March 31, 2004;
     e.   Notes to the Interim Financial Statements as at March 31, 2004.

                           MONGOLIAN EXPLORATIONS LTD.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                December 31, 2003

                             (Stated in US Dollars)
                             ----------------------

                          INDEPENDENT AUDITOR'S REPORT
To the Stockholders,
Mongolian Explorations Ltd.

We have audited the accompanying balance sheet of Mongolian Explorations Ltd. (A Pre-exploration Stage Company) as of December 31, 2003 and the statement of operations, stockholders' deficiency and cash flows for the period from August 25, 2003 (Date of Incorporation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Mongolian Explorations Ltd. as at December 31, 2003 and the results of its operations and its cash flows for the period from August 25, 2003 (Date of Incorporation) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                                               "AMISANO HANSON"
January 15, 2004                                          CHARTERED  ACCOUNTANTS


750 WEST PENDER STREET, SUITE 604                       TELEPHONE:  604-689-0188
VANCOUVER CANADA                                        FACSIMILE:  604-689-9773
V6C 2T7                                               E-MAIL:  amishan@telus.net

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2003
                             (Stated in US Dollars)
                             ----------------------


                                     ASSETS
Current
   Cash                                                               $  75,989
                                                                      =========

LIABILITIES
Current
   Accounts payable and accrued liabilities                           $  11,356
   Promissory notes payable - Notes 3 and 4                             157,410
                                                                      ---------
                                                                        168,766
                                                                      ---------

STOCKHOLDERS' DEFICIENCY
Capital stock
   Authorized:
   25,000,000 common shares with par value of $0.001
   Issued:
   3,350,000 common shares                                                3,350
Additional paid-in capital                                               31,850
Deficit accumulated during the pre-exploration stage                   (127,977)
                                                                      ---------

                                                                        (92,777)
                                                                      ---------

                                                                      $  75,989
                                                                      =========

Nature and Continuance of Operations - Note 1
Commitments - Note 5
Subsequent Event - Note 8

                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
for the period from August 25, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------



Expenses
   Audit and accounting                                             $     3,000
   Bank charges                                                             166
   Consulting fees - Note 4                                               8,000
   Legal fees                                                             4,000
   Mineral property costs - Note 5                                       99,291
   Office and miscellaneous                                                 438
   Travel                                                                13,082
                                                                    -----------

Net loss for the period                                             $  (127,977)
                                                                    ===========

Basic loss per share                                                $     (0.04)
                                                                    ===========

Weighted average number of common shares outstanding                  2,862,500
                                                                    ===========



                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
for the period from August 25, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------



Operating Activities
   Net loss for the period                                            $(127,977)
   Adjustment for non-cash items:
   Capital stock issued for mineral property costs                       32,500
   Change in non-cash working capital balance related to
    Operations
     Accounts payable and accrued liabilities                            11,356
                                                                      ---------

                                                                        (84,121)
                                                                      ---------

Financing Activities
   Capital stock issued                                                   2,700
   Promissory notes                                                     157,410
                                                                      ---------

                                                                        160,110
                                                                      ---------

Increase in cash during the period                                       75,989

Cash, beginning of period                                                  --
                                                                      ---------

Cash, end of period                                                   $  75,989
                                                                      =========

Supplemental disclosure of cash flow information:
   Cash paid for:
     Interest                                                         $    --
                                                                      =========

     Income taxes                                                     $    --
                                                                      =========



                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
for the period from August 25, 2003 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------


                                                                                                 Deficit
                                                                                               Accumulated
                                                     Common Stock             Additional        During the
                                                -----------------------        Paid-in       Pre-exploration
                                                Shares        Par Value        Capital            Stage                Total
                                                ------        ---------        -------            -----                -----
Common stock issued for cash
                         - at $0.001          2,700,000         $2,700         $   --          $     --            $     2,700

Common stock issued for
 mineral property costs   - at $0.05            650,000            650          31,850               --                 32,500

Net loss for the period                             --             --              --           (127,977)             (127,977)
                                              ---------         ------         -------         ---------           ----------

Balance, December 31, 2003                    3,350,000         $3,350         $31,850         $(127,977)          $  (92,777)
                                              =========         ======         =======         =========           ==========



                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2003
                             (Stated in US Dollars)
                             ----------------------


Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada, United States of America on August 25, 2003. The Company's fiscal year end is December 31.

              The Company is in the pre-exploration stage. The Company has entered into a mineral license option agreement to explore and mine two properties in Mongolia and has not yet determined whether the properties contain reserves that are economically recoverable. The minerals of interest are manganese, gold, silver, tungsten and other base metals. The recoverability of amounts from the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof. The outcome of these matters cannot be predicted with any certainty at this time.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $127,977 since inception and has a working capital deficiency of $92,777 as at December 31, 2003. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The Company has obtained financing by loans from its shareholders; however, there is no guarantee that additional funds from its shareholders will be received in the future. The Company may also solicit loans from other non-affiliated individuals; however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company. The Company may also obtain additional financing by the sale of its common stock; however, the Company is not publicly listed nor is its stock currently quoted or traded but there currently are plans for the sale of common stock. There can be no assurance that such additional funding will be available on acceptable terms, if at all.

Note 2        Significant Accounting Policies
              -------------------------------

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:


                             SEE ACCOMPANYING NOTES

Note 2        Significant Accounting Policies - (cont'd)

              (a) Pre-Exploration Stage Company

                  The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

              (b) Mineral Properties

                  Costs  of  license  acquisition,   exploration,  carrying  and
                  retaining unproven mineral lease properties are expensed as incurred.

              (c) Environmental Costs

                  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincide with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              (d) Income Taxes

                  The Company uses the asset and liability method of accounting for incomes taxes pursuant to Statement of Financial Accounting Standards ("FAS"), No 109 " Accounting for Income Taxes". Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


                             SEE ACCOMPANYING NOTES

Note 2        Significant Accounting Policies - (cont'd)
              ------------------------------------------

              (e) Basic Loss per Share

                  The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

              (f) Foreign Currency Translation

                  The Company's functional currency is Canadian dollars as substantially all of the Company's operations are in Canada. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Statement of Financial Accounting ("FAS") No. 52.

                  The financial statements are translated by using the current rate method. Assets and liabilities which are denominated in a foreign currency are translated at the exchange rate in effect at the yearend and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year. Translation adjustments from the use of difference exchange rates from period to period are included in the Comprehensive Income account in Stockholders' Equity.

                  Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

                  There  were  no  translation  adjustments  in  either  of  the
                  financial   statement    translation   or   foreign   currency
                  transactions.

              (g) Financial instruments

                  The carrying value of cash, accounts payable and promissory notes payable approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

              (h) New Accounting Standards

                  Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        Promissory Notes Payable
              ------------------------

              Promissory notes payable are unsecured, non-interest bearing, are due on demand and are payable to shareholders of the Company.


Note 4        Related Party Transactions
              --------------------------


              During the period ended December 31, 2003, the Company paid consulting fees of $8,000 to a shareholder of the Company. These fees were paid pursuant to an agreement dated September 1, 2003 and which require additional payments for consulting services of $750 per month until August 31, 2004.

              Included in promissory notes payable is $100,000 owed to a director of the Company.


                             SEE ACCOMPANYING NOTES

Note 5        Commitments
              -----------


              a)  Option Agreements

                  By option agreements dated September 1, 2003 (Undurshil Aimag property) and November 25, 2003 (Ovorkhangai Aimag property), the Company was granted the exclusive options to acquire up to 100% interest in two mineral licenses located in Mongolia.

                  The options shall be exercised by the Company by the payment of $20,000, the issuance of a total of 650,000 common shares of the Company and exploration expenditures of not less than $35,000 resulting in two geological reports, all of which were paid during the period ended December 31, 2003. In addition, the Company must incur further exploration expenditures on each property as follows:


                  (i)  Undurshil Aimag

                       Total exploration costs of $185,000, which are required to be incurred as follows:

                       1)  $10,000 before December 31, 2003

                       2)  a further $25,000 on or before December 31, 2004

                       3)  a further $50,000 on or before December 31, 2005

                       4)  a further $100,000 on or before December 31, 2006

                  (ii) Ovorkhangai Aimag

                       Total exploration expenditures of $300,000 which are required to be incurred as follows:

                       1)  $10,000 on or before February 28, 2004

                       2)  an additional $35,000 on or before February 28, 2005

                       3)  an additional $75,000 on or before December 31, 2005

                       4)  An additional $180,000 on or before December 31, 2006

                  The properties are subject to the payment of a 1.5% Net Smelter Return royalty.

              (b) Consulting Fee

                  The Company has agreed to pay a consulting fee of $500 per month to a director of the Company for the period in which he remains a director.

Note 6        Deferred Tax Assets
              -------------------

              The following table summarizes the significant components of the Company's deferred tax assets:

              Deferred tax Assets
              Non-capital loss carryforward                     $        31,991
              Less:  valuation allowance                                (31,991)
                                                                ---------------

                                                                $           --
                                                                ==============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards regardless of their expiry

Note 7        Income Taxes
              ------------

              No provision for income taxes has been provided for in these financial statements due to the net loss. At December 31, 2003, the Company has a net operating loss carryforward which expires commencing in 2023, totaling approximately $127,000, the benefit of which has not been recorded in the financial statements.


                             SEE ACCOMPANYING NOTES

Note 8        Subsequent Event
              ----------------

              The Company has prepared a Form SB-2 for filing with the U.S. Securities and Exchange Commission ("SEC") for purposes of a public offering of up to 6,000,000 shares of its common stock at $0.05 per share as well as 3,350,000 shares of its common stock at $0.05 per share for the benefit of selling shareholders. As at December 31, 2003, the form SB-2 had not yet been filed with the SEC.




                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                 March 31, 2004

                             (Stated in US Dollars)

                                   (Unaudited)
                                   -----------




                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                             INTERIM BALANCE SHEETS
                      March 31, 2004 and December 31, 2003
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------


                                                             March 31,   December 31,
                                 ASSETS                        2004          2003
                                                            ---------    ------------
Current
   Cash                                                     $  71,512    $  75,989
                                                            =========    =========

LIABILITIES
Current
   Accounts payable and accrued liabilities - Note 3        $  18,156    $  11,356
   Promissory notes payable - Note 3                          157,410      157,410
                                                            ---------    ---------
                                                              175,566      168,766
                                                            ---------    ---------

STOCKHOLDERS' DEFICIENCY
Capital stock
   Authorized:
   25,000,000 common shares with par value of $0.001
   Issued:
   3,350,000 common shares (December 31, 2003: 3,350,000)       3,350        3,350
Additional paid-in capital                                     31,850       31,850
Deficit accumulated during the pre-exploration stage         (139,254)    (127,977)
                                                            ---------    ---------
                                                             (104,054)     (92,777)
                                                            ---------    ---------
                                                            $  71,512    $  75,989
                                                            =========    =========

Commitments - Note 4



                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
                      for the three months ended March 31,
                  2004 for the period August 25, 2003 (Date of
                        Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------


                                                                 August 25, 2003
                                               Three months      (Date of Incor-
                                                  ended           poration) to
                                                March 31,         to March 31,
                                                  2004               2004
                                               ----------        --------------
Expenses
   Audit and accounting                        $    4,232          $    7,232
                                               ----------          ----------
   Bank charges                                       168                 334
   Consulting fees - Note 3                         4,250              12,250
   Filing and registration fees                     1,127               1,127
   Legal fees                                        --                 4,000
   Mineral property costs - Note 4                  1,500             100,791
   Office and miscellaneous                          --                   438
   Travel                                            --                13,082
                                               ----------          ----------

                                                   11,277             139,254
                                               ----------          ----------

Net loss for the period                        $  (11,277)         $ (139,254)
                                               ==========          ==========

Basic loss per share                           $    (0.00)
                                               ==========

Weighted average number of common
   shares outstanding                           3,350,000
                                               ==========





                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF CASH FLOWS
                      for the three months ended March 31,
                  2004 for the period August 25, 2003 (Date of
                        Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                          August 25, 2003
                                                          Three month     (Date of Incor-
                                                             ended         portion) to
                                                           March 31,       to March 31,
                                                              2004            2004
                                                           ---------        ---------
Operating Activities
   Net loss for the period                                 $ (11,277)       $(139,254)
   Adjustment for non-cash items:
   Capital stock issued for mineral property costs              --             32,500
   Change in non-cash working capital balance related to
    Operations
     Accounts payable and accrued liabilities                  6,800           18,156
                                                           ---------        ---------

Net cash used in operations                                   (4,477)         (88,598)
                                                           ---------        ---------

Financing Activities
   Capital stock issued                                         --              2,700
   Promissory notes                                             --            157,410
                                                           ---------        ---------

Net cash provided by financing activities                       --            160,110
                                                           ---------        ---------

Increase (decrease) in cash during the period                 (4,477)          71,512
Cash, beginning of period                                     75,989             --
                                                           ---------        ---------

Cash, end of period                                        $  71,512        $  71,512
                                                           =========        =========

Supplemental disclosure of cash flow information:
   Cash paid for:
     Interest                                              $    --          $    --
                                                           =========        =========

     Income taxes                                          $    --          $    --
                                                           =========        =========




                             SEE ACCOMPANYING NOTES

                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                  INTERIM STATEMENT OF STOCKHOLDERS' DEFICIENCY
 for the period from August 25, 2003 (Date of Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                             ----------------------


                                                                                              Deficit
                                                                                            Accumulated
                                                   Common Stock            Additional        During the
                                              -----------------------       Paid-in       Pre-exploration
                                               Shares       Par Value       Capital            Stage            Total
                                              ---------     ---------       --------         ----------       ----------
Common stock issued for cash
                         - at $0.001          2,700,000     $  2,700        $    --          $      --        $    2,700

Common stock issued for
 mineral property costs   - at $0.05            650,000          650          31,850                --            32,500

Net loss for the period                             --           --              --            (127,977)        (127,977)
                                              ---------     --------        --------         ----------       ----------

Balance, December 31, 2003                    3,350,000     $  3,350        $ 31,850         $ (127,977)      $  (92,777)
Net loss for the period                             --           --              --             (11,277)         (11,277)
                                              ---------     --------        --------         ----------       ----------

Balance, March 31, 2004                       3,350,000     $  3,350        $ 31,850         $ (139,254)      $ (104,054)
                                              =========     ========        ========         ==========       ==========





                             SEE ACCOMPANYING NOTES

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 2



                           MONGOLIAN EXPLORATIONS LTD.
                        (A Pre-exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 March 31, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

Note 1        Interim Reporting
              -----------------

              While the information presented in the accompanying interim three month financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, result of operations and cash flows for the interim period presented. These interim financial statements follow the same accounting policies and methods of their application as the Company's December 31, 2003 financial statements. It is suggested that these interim financial statements be read in conjunction with the Company's December 31, 2003 annual financial statements.

Note 2        Continuance of Operations
              -------------------------

              The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The Company has accumulated losses of $139,254 since its commencement and has a working capital deficiency of $104,054 at March 31, 2004. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Note 3        Related Party Transactions
              --------------------------

              During the three months ended March 31, 2004, the Company paid consulting fees of $2,250 to a shareholder of the Company. These fees were paid pursuant to a management agreement dated September 1, 2003 and requires payments for consulting services of $750 per month until August 31, 2004.

              The Company also paid $2,000 in consulting fees to a director of the Company.

              Included in accounts payable and accrued liabilities is $2,250 owed to a shareholder of the Company. Included in promissory notes payable is $100,000 owed to a director of the Company.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 3


Note 4        Commitments
              -----------

              a)  Option Agreements

                  By option agreements dated September 1, 2003, amended June 15, 2004, (Undurshil Aimag property) and November 25, 2003 (Ovorkhangai Aimag property), the Company was granted the exclusive options to acquire up to 100% interest in two mineral licenses located in Mongolia.

                  The options shall be exercised by the Company by the payment of $20,000, the issuance of a total of 650,000 common shares of the Company and exploration expenditures of not less than $35,000 resulting in two geological reports, all of which were paid during the period ended December 31, 2003. In addition, the Company must incur future exploration expenditures on each property as follows:

                  i)  Undurshil Aimag

                      Total exploration costs of $185,000, which is required to be incurred as follows:

                      1)  $8,556 (incurred to March 31, 2004);

                      2)  a further $26,444 on or before December 31, 2004;

                      3)  a further $50,000 on or before December 31, 2005; and

                      4)  a further $100,000 on or before December 31, 2006.

                  ii) Ovorkhangai Aimag

                      Total exploration costs of $300,000 which are required to be incurred as follows:

                      1)  $10,000 on or before February 28, 2004;

                      2)  an additional $35,000 on or before February 28, 2005;

                      3)  an additional  $75,000 on or before December 31, 2005;
                          and

                      4)  an additional $180,000 on or before December 31, 2006.

                      The commitment to incur exploration expenditures by February 28, 2004 was extended due to weather conditions. The $10,000 in exploration expenditures was completed subsequent to March 31, 2004.

                  The properties are subject to the payment of a 1.5% net smelter return royalty

              b)  Consulting Fee

                  The Company has agreed to pay a consulting fee of $500 per month to a director of the Company for the period in which he remains a director.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 4




              c)  Issuance of Common Stock

                  The Company has filed a Form SB-2 with the U.S. Securities and Exchange Commission ("SEC") for purposes of a public offering of up to 6,000,000 shares of its common stock at $0.05 per share as well as 3,350,000 shares of its common stock at $0.05 per share for the benefit of selling shareholders.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 5



          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          -----------------------------------------------------------
                            AND FINANCIAL DISCLOSURE
                            ------------------------

We have had no changes in or disagreements with our accountants.


                                  LEGAL MATTERS
                                  -------------

Lori Ann Y. Fujioka, Attorney at Law, Trimble Tate Nulan Evans & Holden, P.C., 1660 Lincoln Street, Suite 2750, Denver, Colorado 80264, telephone (303) 839-1572 has acted as our legal counsel.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 6

                                     PART II
                                     -------

Information Not Required In The Prospectus
------------------------------------------

Item 24.  Indemnification Of Directors And Officers
---------------------------------------------------

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Section IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

2. Nevada Statutes 78.7502.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


Item 25.  Other Expenses Of Issuance And Distribution
-----------------------------------------------------

The estimated expenses of this offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows (cash basis):

                                                                          TOTAL
                                                                          -----
SEC Filing Fee                                                          $    127
Printing Expenses                                                          1,000
Filing and Transfer Agent Fees                                             3,000
Legal and Accounting                                                      25,000
                                                                        --------
Expenses for Issuance and Distribution for this Offering                  29,127

Administration Expenses                                                   15,396
Exploration Expenses - Cash                                              146,444
                                                                        --------
                                                                         161,840

Item 26.  Recent Sales Of Unregistered Securities
-------------------------------------------------

During the past year, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 7



A. As at December 31, 2003:
-------------------------------------------------------- ----------------- -------------------
                                                                           Consideration and
                                                                                Date of
                   Name and Address                         Securities        Transaction
-------------------------------------------------------- ----------------- -------------------
Ivan Bebek (1)(3)                                               2,000,000          U.S.$2,000
Canadian Resident                                                             August 26, 2003
-------------------------------------------------------- ----------------- -------------------
Khulan Choilon (1)(3)                                             350,000            U.S.$350
Mongolian Resident                                                            August 26, 2003
-------------------------------------------------------- ----------------- -------------------
Timursukh Oidov (3)                                               350,000            U.S.$350
Mongolian Resident                                                            August 26, 2003
-------------------------------------------------------- ----------------- -------------------
Ton Fei Fred Tham & Assoc (1)(2)(3)                               650,000         U.S.$32,500
Mr. Tham is a Canadian Resident; others are not                             November 28, 2003
(there are no United States Citizens or Residents)
-------------------------------------------------------- ----------------- -------------------

(1) We issued the foregoing restricted shares of common stock to non-US persons under Reg. S of the Securities Act of 1933. Each Reg. S transaction was with a non-US resident.

(2) The beneficial owners of the shares held by Ton Fei Fred Tham and Associates are Ton Fei Fred Tham, Vancouver, British Columbia, Canada; Chaliun Ojdovova, Ulaanbaatar, Mongolia and Temuulen Olizburen, Ulaanbaatar, Mongolia.

(3) All sales of our stock were made in U.S. currency. No commissions or underwriting discounts were employed.

Item 27.  Exhibits
------------------

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibits    Document Description

3.1 Articles of Incorporation, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

3.2 Bylaws, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

5.1 Opinion of Counsel Regarding Legality, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

5.2         Opinion of Counsel Regarding Legality.

10.1 Letter Agreement (Undurshil Aimag "Altan" Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.2 Letter Agreement (Ovorkhangai Aimag Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated November 25, 2003, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 8


Exhibits    Document Description, continued

10.3 Management Agreement between the Company and Timursukh Oidov, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.4 Promissory Note between the Company and Khulan Choilon dated August 25, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.5 Promissory Note between the Company and Timursukh Oidov dated August 25, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.6 Promissory Note between the Company and Ivan Bebek dated October 15, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.7 Promissory Note between the Company and Ivan Bebek dated November 21, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.8 Promissory Note between the Company and Khulan Choilon dated December 3, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.9 Promissory Note between the Company and Ivan Bebek dated December 12, 2003, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

10.10 Addendum dated June 15, 2004, to the Letter Agreement (Undurshil Aimag "Altan" Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003.

23.1 Consent of Amisano Hanson as Auditor, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

23.2 Consent of Derrick Strickland, Geological Expert, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

23.3 Consent of Lori Ann Y. Fujioka, Esq., incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

23.4 Consent of Amisano Hanson as Auditor for Amendment No. 1 to this Form SB-2 Registration Statement, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

23.5 Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 1 to this Form SB-2 Registration Statement, incorporated by reference from our Registration Statement on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 9

Exhibits    Document Description, continued

23.6 Consent of Amisano Hanson as Auditor for Amendment No. 2 to this Form SB-2 Registration Statement.

23.7 Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 2 to this Form SB-2 Registration Statement.

99.1 Undurshil Aimag (Altan) Property - Geologist Exploration Report, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

99.2        Ovorkhangai   Aimag   Property   -   Summary   Description   Report,
            incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

99.3 Glossary, incorporated by reference from our Registration Statement on Form SB-2 filed February 13, 2004. File Number 333-112830.

99.4        Sample Subscription Agreement


Item 28.  Undertakings
----------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     o To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     o To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 10



          in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     o To include any material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

Mongolian Explorations Ltd.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 11




                                   SIGNATURES
                                   ----------

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on this 7th day of July, 2004. MONGOLIAN EXPLORATIONS LTD.

                                          By:  /s/ Ivan Bebek
                                               ---------------------------------
                                                   Ivan Bebek,
                                                   Principal Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Ivan Bebek                            Date:    July 7, 2004
----------------------------------             ---------------------------------
Ivan Bebek, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, Director

/s/ Greg Thomson                          Date:    July 7, 2004
-----------------------------------            ---------------------------------
Greg Thomson, Director


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ivan Bebek, as the true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any one of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                         CAPACITY IN WHICH SIGNED                DATE
---------                         ------------------------                ----

/s/ Ivan Bebek                    President, Principal Executive        07/07/04
-----------------------           Officer, Secretary, Treasurer,        --------
Ivan Bebek                        Principal Financial Officer,
                                  Principal Accounting Officer, Director

/s/ Greg Thomson                  Director                              07/07/04
-----------------------                                                 --------
Greg Thomson